UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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BWX TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
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800 Main Street, 4th Floor
Lynchburg, Virginia 24504
March 17, 2017
Dear Stockholder:
You are cordially invited to attend this year’s Annual Meeting of Stockholders of BWX Technologies, Inc. (“BWXT”), which will be held on Friday, April 28, 2017, at the Craddock Terry Hotel, Riverside Foyer, 1312 Commerce Street, Lynchburg, Virginia 24504, commencing at 9:30 a.m. local time. The Notice of Annual Meeting and Proxy Statement following this letter describe the matters to be acted on at the meeting.
As a demonstration of our commitment to transparency and good corporate governance practices, we have continued our practice of engaging directly with our stockholders over the past year to discuss executive compensation, corporate governance practices and other matters. We value the feedback we received from our stockholders, and it has informed our decisions on executive compensation.
We are utilizing the Securities and Exchange Commission’s Notice and Access proxy rule, which allows us to furnish proxy materials to you via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials to all stockholders who have not previously elected to receive a printed set of proxy materials. The Notice contains instructions on how to access our 2017 Proxy Statement and Annual Report to Stockholders, as well as how to vote either online, by telephone or in person for the 2017 Annual Meeting.
It is very important that your shares are represented and voted at the Annual Meeting. Please vote your shares by Internet or telephone, or, if you received a printed set of materials by mail, by returning the accompanying proxy card, as soon as possible to ensure that your shares are voted at the meeting. Further instructions on how to vote your shares can be found in our Proxy Statement.
Thank you for your support of our company.

Sincerely yours,
Rex D. Geveden
President & Chief Executive Officer

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on April 28, 2017.

The proxy statement and annual report are available on the Internet at www.proxyvote.com.
The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting in person.

BWX TECHNOLOGIES, INC.
800 Main Street, 4th Floor
Lynchburg, Virginia 24504
____________________________________________________
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
____________________________________________________
The 2017 Annual Meeting of Stockholders of BWX Technologies, Inc., will be held at the Craddock Terry Hotel, Riverside Foyer, 1312 Commerce Street, Lynchburg, Virginia 24504, on Friday, April 28, 2017, at 9:30 a.m. Eastern Time, in order to:

(1)	elect Rex D. Geveden, Robert L. Nardelli, Barbara A. Niland and Charles W. Pryor, Jr. as Class I directors of our Board of Directors;

(2)	hold an advisory vote on the compensation of our named executive officers;

(3)	hold an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers;

(4)	ratify our Audit and Finance Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

(5)	transact such other business as may properly come before the meeting or any adjournment thereof.

If you were a stockholder as of the close of business on March 9, 2017, you are entitled to vote at the meeting and at any adjournment thereof.
Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders. Accordingly, on March 17, 2017, we mailed the Notice of Internet Availability of Proxy Materials (the “Notice”), or our proxy statement if you previously elected to receive a printed copy of the materials, to all stockholders of record as of March 9, 2017 and posted our proxy materials on the web site referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the web site referred to in the Notice or may request a printed set of our proxy materials. The Notice and web site provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
If you previously elected to receive a printed copy of the materials, we have enclosed a copy of our 2017 Annual Report to Stockholders with this notice and proxy statement.
Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting. You can vote by Internet, by telephone, in person or by requesting a printed copy of the proxy materials and using the enclosed proxy card.

By Order of the Board of Directors,

JAMES D. CANAFAX
Corporate Secretary
March 17, 2017

2017 PROXY STATEMENT SUMMARY

2017 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:30 a.m. Eastern Time, April 28, 2017

Place	Craddock Terry Hotel Riverside Foyer 1312 Commerce Street Lynchburg, Virginia 24504

Record Date	March 9, 2017

Voting	Stockholders as of the record date are entitled to vote. Each share of our common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Attendance	All stockholders as of the record date and their duly appointed proxies may attend the meeting.

MEETING AGENDA AND VOTING MATTERS

Proposal		Board Vote Recommendation	Page Reference (for more detail)
#1:	Election of four Class I directors	FOR EACH NOMINEE	4
#2:	Advisory vote on the compensation of our named executive officers	FOR	22
#3	Advisory vote on the frequency of the vote on the compensation of our named executive officers	FOR 1 YEAR	23
#4:	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for 2017	FOR	72
Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the meeting. You can vote by Internet at www.proxyvote.com, by telephone at 1-800-690-6903, by requesting a printed copy of the proxy materials and using the enclosed proxy card or in person.

(i) 2017 PROXY STATEMENT

2017 PROXY STATEMENT SUMMARY

DIRECTOR NOMINEES
The Board of Directors has nominated four candidates to serve a three-year term expiring in 2020. The following table provides summary information about each director nominee. Director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors. However, our Board of Directors has adopted a majority voting policy, which provides that any nominee for director in an uncontested director election who receives a greater number of votes “withheld” from his or her election than votes “for” such election (even if he or she is properly elected under our bylaws) must promptly tender a letter of resignation for consideration by our Board of Directors. Our Board of Directors must then act to accept or reject this letter within 90 days following the certification of the stockholder vote at our annual meeting. Our Board of Directors has determined that Mr. Nardelli, Ms. Niland and Mr. Pryor are independent.

Nominee	Age	Director Since	Principal Occupation	Committee(s)
Rex D. Geveden	56	2017
•  Our current President, Chief Executive Officer and Director
•  Former Executive Vice President, Teledyne Technologies Incorporated
•  Former Associate Administrator, National Aeronautics and Space Administration (NASA)
				None
Robert L. Nardelli	68	2014
•  Founder and CEO, XLR-8, LLC
•  Senior Advisor, Emigrant Savings Bank
•  Former Chairman and Chief Executive Officer, Chrysler LLC
•  Former Chairman, President and Chief Executive Officer, The Home Depot, Inc.
				• Audit and Finance • Compensation
Barbara A. Niland	58	2016
•  Former Corporate Vice President and Chief Financial Officer, Huntington Ingalls Industries, Inc.
•  Former President and Chief Financial Officer, Shipbuilding; Division Vice President and Chief Financial Officer and Division Vice President - Finance, Northrop Grumman Corporation
				• Audit and Finance • Compensation
Charles W. Pryor, Jr.	72	2015
•  Former Chairman, Urenco USA, a division of Urenco Ltd.
•  Member, Board of Directors of DTE Energy Company and former Director, Progress Energy, Inc.
•  Former Chairman and Chief Executive Officer, Westinghouse Electric Company
				• Compensation • Safety and Security
Mr. Nardelli, Ms. Niland and Mr. Pryor attended at least 75% of the meetings of the Board of Directors and of the committees on which they each served during 2016. Mr. Geveden joined our Board of Directors effective January 1, 2017 in connection with his appointment as our President and Chief Executive Officer.
2016 BOARD AND COMMITTEE SUMMARY

	Members	Independence	Meetings
Board of Directors	11	82%	8
Audit and Finance Committee	3	100%	4
Compensation Committee	3	100%	6
Governance Committee	4	100%	5

2017 PROXY STATEMENT (ii)

2017 PROXY STATEMENT SUMMARY

 2016 COMPANY PERFORMANCE HIGHLIGHTS

•	BWXT achieved over 34% year-over-year earnings per share growth in 2016;

•	Delivered full-year 2016 consolidated revenue of $1.55 billion, surpassing guidance, and achieved all segment-level revenue guidance.

•	Completed acquisition of GE Hitachi Nuclear Energy Canada Inc. joint venture in December 2016, now known as BWXT Nuclear Energy Canada Inc.;

•	Returned over $300 million of capital to our stockholders in calendar year 2016 through dividends and share repurchases;

•
Announced the appointment of our new President and Chief Executive Officer, Rex Geveden, effective January 1, 2017, and the retirement of P. Sandy Baker, our President and Chief Executive Officer during 2016; and

•	Appointed James Jaska, Kenneth Krieg and Barbara Niland to our board of directors in furtherance of the Board's succession planning and refreshment activities.
Driving Shareholder Value
Our achievements in 2016 resulted in significant value creation for our stockholders in 2016. The following graph depicts the cumulative total stockholder return of BWXT for the calendar year 2016 relative to the S&P 500 Index and our custom compensation peer group for 2016 listed on page 42 of the Compensation, Discussion and Analysis section of this Proxy Statement.

2016 TOTAL SHAREHOLDER RETURN
The above chart assumes initial investment of $100 on December 31, 2015; measured by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the applicable company’s share price at the end and the beginning of the measurement period, by the share price at the beginning of the measurement period.

(iii) 2017 PROXY STATEMENT

2017 PROXY STATEMENT SUMMARY

 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We hold an annual stockholder vote on executive compensation and are asking our stockholders to approve the same advisory resolution for 2016 compensation. In April 2016, we received the support of our stockholders with over 87% of the votes cast in favor of our executive compensation program. Following the spin-off of our former Power Generation business in June 2015 (the "spin-off"), we engaged directly with our stockholders on executive compensation, governance and other topics and continued this engagement in 2016 by contacting stockholders holding over 58% of our outstanding shares (as of November 7, 2016) and engaging directly with those stockholders who accepted our invitation to discuss these topics.
We encourage stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which provides a more thorough review of our compensation philosophy and how that philosophy was implemented in 2016. We believe that our executive compensation is reasonable and provides appropriate incentives to our executives to achieve results that we expect to drive stockholder value without encouraging them to take excessive risks in their business decisions.
2016 EXECUTIVE COMPENSATION HIGHLIGHTS:

•	We implemented key performance-based enhancements to our 2016 executive compensation program:

◦	Annual Incentive Plan:

▪	Increased financial performance weighting to 80% of award value from historical weighting of 70%; reduced individual performance weighting to 10% while maintaining safety performance weighting at 10%

◦	Long-Term Incentive Plan:

▪	Increased proportion of performance-based stock awards to 60% of award value from historical proportion of 33%;

▪	Eliminated stock options from award mix and re-instituted performances RSUs;

▪	Selected return on invested capital and cumulative earnings per share ("EPS") as financial metrics for performance-based stock awards

▪	Excluded the impact of share repurchases from EPS performance results

CEO RETIREMENT AND TRANSITION

•	On November 29, 2016, P. Sandy Baker announced his intention to retire effective May 31, 2017.

•	We appointed our Chief Operating Officer, Rex D. Geveden, as President, Chief Executive Officer and Director effective January 1, 2017.

•
To ensure a seamless transition and leverage his knowledge of operational matters until his retirement, we entered into a Transition and Separation Agreement with Mr. Baker on November 30, 2016 (the "Transition Agreement") pursuant to which he expects to serve as a Special Advisor until his retirement.

•
In recognition of his over 45 years of service to BWXT and the 42% increase in the Company's stock price during his 18 month tenure as our Chief Executive Officer, the Transition Agreement modifies his outstanding long-term incentive awards to allow the unvested portions to continue vesting in accordance with the normal vesting schedule following his retirement.

•	See "CEO Retirement and Transition" in the Compensation Discussion and Analysis section on page 39 for more information on our CEO transition.
ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
Every six years we ask our stockholders to hold a non-binding vote on the frequency with which our advisory vote on executive compensation should be held. At our 2011 Annual Meeting, our stockholders voted on an advisory basis to hold an advisory vote on executive compensation (commonly known as the "Say-on-Pay" vote) on an annual basis. At our 2017 Annual Meeting we are asking our stockholders to approve a resolution recommending that we continue to hold our Say-on-Pay vote on an annual basis.
RATIFICATION OF AUDITORS
Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial

2017 PROXY STATEMENT (iv)

2017 PROXY STATEMENT SUMMARY

statements for the year ending December 31, 2017. We are asking our stockholders to ratify this appointment. Below is summary information of Deloitte’s fees for fiscal years 2016 and 2015 services.

Service	2016	2015(1)
Audit	$2,386,185	$2,340,904
Audit-Related	$—	$198,288
Tax	$40,000	$252,204
All Other	$2,600	$2,600
Total	$2,428,785	$2,793,996

(1)	Reflects final billings from Deloitte not available at the time mailing of the 2015 Proxy Statement commenced.

(v) 2017 PROXY STATEMENT

GENERAL INFORMATION

GENERAL INFORMATION
Our Board of Directors (our “Board”) has made these materials available to you over the Internet or, upon your request, has mailed you a printed version of these materials in connection with our 2017 Annual Meeting of Stockholders, which will take place on April 28, 2017. We mailed the Notice of the Annual Meeting (or Proxy Statement if you requested a hard copy) to our stockholders on March 17, 2017, and our proxy materials were posted on the web site referenced in the Notice on that same date.
We have sent or provided access to the materials to you because our Board is soliciting your proxy to vote your shares at our annual meeting. We will bear all expenses incurred in connection with this proxy solicitation. We have engaged Alliance Advisors to assist in the solicitation for a fee that will not exceed $22,000. In addition, our officers and employees may solicit your proxy by telephone, by facsimile transmission or in person, and they will not be separately compensated for such services. We solicit proxies to give all stockholders an opportunity to vote on matters that will be presented at the annual meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares. If your shares are held through a broker or other nominee (i.e., in “street name”) and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the Thrift Plan for Employees of BWXT and Participating Subsidiary and Affiliated Companies (our “Thrift Plan”) and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you should instruct the trustee on how to vote your Thrift Plan shares.
VOTING INFORMATION
RECORD DATE AND WHO MAY VOTE
Our Board selected March 9, 2017 as the record date for determining stockholders entitled to vote at the annual meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., on the record date, you may vote your shares on the matters to be considered at the annual meeting. If your shares were held in street name on that date, you should refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted. Brokers holding shares in street name can vote those shares on routine matters if the beneficial owner has not provided voting instructions at least 10 days before a meeting. Under the rules of the New York Stock Exchange, the election of directors, the advisory vote on compensation of executive officers and the advisory vote on the frequency of the advisory vote on executive compensation are not considered routine matters. That means that brokers may not vote your shares in the election of directors, in the advisory vote on compensation or the re-approval if you have not given your broker specific instructions as to how to vote and your shares will not be represented in those matters. Please be sure to give specific voting instructions to your broker.
On the record date, 99,765,336 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.
HOW TO VOTE
Most stockholders can vote by proxy in three ways:

•	by Internet at www.proxyvote.com;

•	by telephone; or

•	by mail.
If you are a stockholder of record, you can vote your shares by voting by Internet, telephone, mailing in your proxy or in person at the annual meeting. You may give us your proxy by following the instructions included in the Notice or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials through the instructions in the Notice. If you vote using either telephone or the Internet, you will save us mailing expense.
By giving us your proxy, you will be directing us how to vote your shares at the meeting. Even if you plan to attend the meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the meeting. If you do attend the meeting, you can change your vote at that time, if you then desire to do so.

2017 PROXY STATEMENT 1

VOTING INFORMATION

If you are the beneficial owner of shares held in street name, the methods by which you can access the proxy materials and give the voting instructions to the broker or nominee may vary. Accordingly, beneficial owners should follow the instructions provided by their brokers or nominees to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of Internet or telephone voting depends on the voting process used by the broker or nominee that holds your shares.
You may receive more than one Notice or proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.
HOW TO CHANGE YOUR VOTE OR REVOKE YOUR PROXY
For stockholders of record, you may change your vote or revoke your proxy by written notice to our Corporate Secretary at our corporate headquarters, 800 Main Street, 4th Floor, Lynchburg, Virginia 24504, granting a new later dated proxy, submitting a later dated vote by telephone or on the Internet, or by voting in person at the annual meeting. Unless you attend the meeting and vote your shares in person, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. This will help the inspector of election for the meeting verify your latest vote.
For beneficial owners of shares held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote or revoke your proxy. If you want to change your vote as to shares held in street name by voting in person at the annual meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.
QUORUM
The annual meeting will be held only if a quorum exists. The presence at the meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the record date will constitute a quorum. If you attend the meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will count for quorum purposes.
PROPOSALS TO BE VOTED ON
We are asking you to vote on the following:

•	the election of Rex D. Geveden, Robert L. Nardelli, Barbara A. Niland and Charles W. Pryor, Jr. to Class I of our Board;

•	an advisory vote on the compensation of our named executive officers (“Named Executives”);

•	an advisory vote on the frequency of the advisory vote on the compensation of our Named Executives; and

•	the ratification of our Audit and Finance Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.

VOTE REQUIRED
In the election of directors, you may vote “FOR” all director nominees or withhold your vote for any one or more of the director nominees. Under our bylaws, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors. Abstentions and broker non-votes with respect to the election of directors do not count as votes cast. This means that the individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. However, our Board has adopted a majority voting policy, which provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “FOR” such election (even if he or she is properly elected under our bylaws) must promptly tender a letter of

2 2017 PROXY STATEMENT

VOTING INFORMATION

resignation for consideration by our Board. The Board must then act to accept or reject this letter within 90 days following the certification of the stockholder vote at our annual meeting.
For the proposals on executive compensation and the frequency of the vote on executive compensation, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter in order to be adopted. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote on this proposal. As a result, abstentions have the effect of an “AGAINST” vote. Broker non-votes will not be considered as entitled to vote on this proposal, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on this proposal.
For the proposal to ratify the appointment of Deloitte, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares cast on the matter. Abstentions will not be considered as cast and, as a result, will not have any effect on the proposal.

HOW VOTES ARE COUNTED
For stockholders of record, all shares represented by the proxies will be voted at the annual meeting in accordance with instructions given by the stockholders. Where a stockholder returns their proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the election of the Board’s nominees; (2) “FOR” the approval of the compensation of our Named Executives; (3) "FOR" frequency of one year for the advisory vote on executive compensation; (4) “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm; and (5) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a stockholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
For beneficial owners of shares held in street name, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed. Absent instructions from you, brokers, banks and nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. A broker, bank or nominee does not have discretion to vote on the election of directors, approval of executive compensation or the re-approval of our Executive Incentive Compensation Plan for Section 162(m) purposes. If you do not instruct your broker, bank or nominee how to vote on those matters, no votes will be cast on your behalf on the election of directors, the advisory vote on executive compensation or the frequency of the advisory vote on executive compensation. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on the ratification of the appointment of Deloitte as our independent registered public accounting firm. Any shares of our common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.
We are not aware of any other matters that may be presented or acted on at the meeting. If you vote by signing and returning the enclosed proxy card or using the Internet or telephone voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the meeting.
CONFIDENTIAL VOTING
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	in limited circumstances such as a proxy contest in opposition to our Board;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.

2017 PROXY STATEMENT 3

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS
Our board of directors is currently comprised of the eleven members identified in the table below. Our Certificate of Incorporation provides for the classification of our Board into three classes, with the term of one class expiring each year. Our Board has adopted a policy that no director may serve on the Board for more than 10 years. See “Corporate Governance — Governance Committee — Director Nomination Process” for more information on this policy.

Name	Class	Year Term Expires
Rex D. Geveden	Class I	2017
Robert L. Nardelli	Class I	2017
Barbara A. Niland	Class I	2017
Charles W. Pryor, Jr.	Class I	2017
Jan A. Bertsch	Class II	2018
Robert W. Goldman	Class II	2018
James M. Jaska	Class II	2018
Kenneth J. Krieg	Class II	2018
John A. Fees	Class III	2019
Robb A. LeMasters	Class III	2019
Richard W. Mies	Class III	2019
The term of office of our Class I directors will expire at this year’s annual meeting. The current Class I directors are Rex D. Geveden, Robert L. Nardelli, Barbara A. Niland and Charles W. Pryor, Jr. Mr. Nardelli has served on our Board since his appointment in March 2014 after being identified as a potential nominee by one of our stockholders.  Mr. Pryor was appointed to our Board on July 1, 2015 in connection with the spin-off of our former Power Generation business.  Ms. Niland was appointed to our Board in September 2016 in furtherance of the Board’s on-going succession planning and refreshment activities.  Mr. Geveden was appointed to our Board effective January 1, 2017 concurrently with his appointment as our President and Chief Executive Officer.  Ms. Niland and Messrs. Pryor and Geveden are standing for election for the first time at the Annual Meeting. Accordingly, on the nomination of our Board following the recommendation of the Governance Committee, Ms. Niland and Messrs. Geveden, Nardelli and Pryor will each stand for election as a Class I director for a term of three years. Each nominee has consented to serve as a director if elected.
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of the nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.
The table below highlights the qualifications and experience of each member of our Board that contributed to the Board’s determination that each individual is uniquely qualified to serve on the Board. While a checkmark indicates competency or experience, this high-level summary is not intended to be an exhaustive list of each nominee’s skills or contributions.

Competency / Experience	Geveden	Bertsch	Fees	Goldman	Jaska	Krieg	LeMasters	Mies	Nardelli	Niland	Pryor
Executive / Operating	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓
Government, Nuclear or Manufacturing Industry	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓
Financial / Strategic / M&A	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Technology / Scientific	✓	✓	✓		✓	✓		✓	✓	✓	✓
Risk / Crisis Management	✓	✓	✓	✓	✓			✓	✓	✓	✓
Safety and Environmental	✓		✓	✓	✓			✓	✓		✓
Security and Information Technology	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓
Governance / Business Conduct	✓	✓	✓	✓	✓		✓	✓	✓		✓
International	✓	✓	✓	✓	✓		✓		✓	✓	✓
Other Current Public Company Boards	0	1	1	2	0	0	0	1	0	0	1

4 2017 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Set forth below and on the following pages is certain information (ages are as of April 28, 2017) with respect to each nominee for election as a director and each director of our Company who will continue to serve as a director after this year’s annual meeting, including the specific experience, qualifications and skills considered by the Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director.
2017 NOMINEES

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Geveden has extensive leadership and technical experience overseeing commercial manufacturing operations for publicly traded companies and high-consequence technology programs for the U.S. government. This experience, combined with his strategic vision make him a valuable contributor to our Board of Directors.

Professional Highlights:
•
Mr. Geveden currently serves as President and Chief Executive Officer since January 1, 2017, and also served as our Chief Operating Officer from October 2015 until December 2016.
•
Previously, Mr. Geveden was Executive Vice President at Teledyne Technologies Incorporated ("Teledyne"), a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. There he led two of Teledyne's four operating segments since 2013, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as President and Chief Executive Officer of Teledyne Scientific and Imaging, LLC (2011 to 2013) and President of both Teledyne Brown Engineering, Inc. and Teledyne's Engineered Systems Segment (2007 to 2011).

•
Mr. Geveden is a former Associate Administrator of the National Aeronautics and Space Administration ("NASA"), where he was responsible for all technical operations within the agency's $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years.

REX D. GEVEDEN Age 56

Director since 2017

Current President, Chief Executive Officer & Director

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Nardelli has over 40 years of global operating and financial experience, including with large publicly traded manufacturing companies. This experience combined with his past service on the board of directors of several other publicly traded companies provides a meaningful perspective to our Board.

Professional Highlights:
•
Mr. Nardelli is the Founder and CEO of XLR-8, LLC, an investment and consulting company, which he formed in 2012.
•
He has also served as a Senior Advisor at Emigrant Savings Bank since August 2015, and formerly served as Senior Advisor to the founder of Cerberus Capital Management, L.P. (“Cerberus”), a private equity firm, and held several senior positions with Cerberus and Cerberus Operations and Advisory Company, LLC from 2007 to August 2015.

•
Mr. Nardelli served as Chairman and CEO of Chrysler LLC from 2007 until 2009 and served as Chairman, President and CEO of The Home Depot, Inc. from 2000 to 2007.
•
Previously, Mr. Nardelli held several senior executive positions with General Electric Company.
•
Mr. Nardelli has served on the boards of directors of The Home Depot (2000-2007), The Coca-Cola Company (2002-2005), Chrysler LLC (2007-2009) and Pep Boys – Manny, Moe and Jack (March 2015 – February 2016).

ROBERT L. NARDELLI Age 68

Director since 2014

Committees: Audit and Finance Compensation

2017 PROXY STATEMENT 5

PROPOSAL 1: ELECTION OF DIRECTORS

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Niland has over 30 years of financial and operations experience with ship-building and manufacturing operations for the U.S. Navy. Her tenure in senior financial leadership roles with one of our publicly traded peer companies provides our Board with valuable perspectives on our industry.

Professional Highlights:
•
Ms. Niland most recently served as Corporate Vice President and Chief Financial Officer of Huntington Ingalls Industries, Inc. (March 2011 to March 2016), a Fortune 500 shipbuilding company for the U.S. Navy and Coast Guard that was spun off from Northrop Grumman Corporation in 2011.
•
Previously at Northrop Grumman, Ms. Niland served in a variety of roles of increasing responsibility over a career spanning over 30 years, including as President and Chief Financial officer, Shipbuilding; Division Vice President and Chief Financial Officer and Division Vice President - Finance.
• Ms. Niland holds a master's degree from the University of Maryland and a bachelor's degree from Towson University.
BARBARA A. NILAND Age 58

Director since 2016

Committees: Audit and Finance Compensation

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Pryor is an engineer with extensive leadership experience with nuclear manufacturing, public utilities and international operations. Through his former service as Chairman and CEO of Westinghouse Electric Company, as well as on the board of directors of Urenco USA, DTE Energy and Progress Energy, Inc., among other leadership roles, he is able to bring valuable industry perspectives to our Board.

Professional Highlights:
•
Mr. Pryor is the former Chairman of Urenco USA, a division of Urenco Ltd. based in Stoke, England, where he served on the board of directors from January 2003 until December 2014.
•
He is a member of the Board of Directors of DTE Energy Company and a former director of Progress Energy, Inc.
•
Mr. Pryor is the former Chairman and CEO of Westinghouse Electric Company. While at Westinghouse, he led the company’s growth to over $2 billion in annual revenue with employment of over 10,000 people.

•
Previously, he spent 25 years with BWXT, including serving as a President of the Company’s Nuclear Power Division and CEO of B&W Nuclear Technologies until retiring and starting his own management consulting business.
•
In 1993, Mr. Pryor was named the State of Virginia’s “Outstanding Industrialist.” Additionally, French President Francois Mitterand presented Mr. Pryor with the very distinguished Chevalier de ‘Ordre Nationale de Merit for developing business relationships between the United States and France.

CHARLES W. PRYOR, JR. Age 72

Director since 2015

Committees: Compensation — Chair Safety and Security

Our Board recommends that stockholders vote “FOR” the nominees named above.

6 2017 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

OTHER CURRENT DIRECTORS

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Ms. Bertsch has held numerous advisory roles in the academic, technological, and major manufacturing industries. With more than 35 years of experience, Ms. Bertsch brings extensive corporate finance, strategic planning, restructuring and international experience to our Board. The depth and breadth of her professional career in the life science, automotive and manufacturing industries, with a keen focus on operational enhancements, cost reduction strategies and revenue generation for Fortune 500 and Fortune 1000 companies, make her a valuable addition to the Board.

Professional Highlights:
•
Ms. Bertsch has served as Chief Financial Officer of Owens-Illinois, Inc., a Fortune 500 manufacturer of glass and packaging products, since November 2015.
•
Previously, Ms. Bertsch served as the Executive Vice President and Chief Financial Officer of Sigma-Aldrich Corporation, a leading life science and high technology company, from March 2012 to October 2015.
•
Before joining Sigma-Aldrich, Ms. Bertsch served as Vice President, Controller and Principal

Accounting Officer of Borg Warner, Inc., from August 2011 to February 2012 and as Vice President and Treasurer from December 2009 to July 2011.
•
Prior to that, Ms. Bertsch spent several years as Senior Vice President, Treasurer and Chief Information Officer for Chrysler Group, LLC, and Chrysler LLC, where she worked proactively with a number of constituents to determine a solution to Chrysler’s long-term viability.
•
Ms. Bertsch has served as a member of the Board of Directors of Meritor, Inc. since September 2016.

JAN A. BERTSCH Age 60

Director since 2013

Committees: Audit and Finance — Chair Governance

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Goldman has an extensive background in corporate finance and accounting for public companies, as well as governance and operations. While serving as Chief Financial Officer of Conoco, Inc., Mr. Goldman played vital roles in the initial public offering and split-off of Conoco, Inc. from DuPont and the subsequent merger of Conoco and Phillips Petroleum. As a member of our Board, he offers valuable public company board experience and significant knowledge specific to the energy industry. Mr. Goldman’s service on the boards of other public and non-public companies also provides a substantial benefit as he chairs the Board’s Governance Committee and serves as our Lead Independent Director.

Professional Highlights:
•
Mr. Goldman is a financial consultant. He is currently a member of the boards of directors of Tesoro Corporation (since 2004), Tesoro Logistics LP (since 2015) and FGR Development, a Mexico City private equity company. He is a member of Financial Executives International and the advisory board of the Energy Policy Institute of the University of Chicago.
•
Previously, he served as an elected Vice President, Finance of the World Petroleum Council from 2002 to 2008.
•
Mr. Goldman chaired the accounting committee of the American Petroleum Institute and was a member of the boards of directors of the following companies: McDermott International (2005 to 2010), El Paso Corporation (2003 to 2012), The Babcock & Wilcox Company (2010 to 2014), Parker Drilling Company (2005 to 2015) and Gulf International (2000 to 2002).

•
Mr. Goldman was employed at Conoco Inc., an international, integrated energy company and predecessor to ConocoPhillips, from 1988 until 2002, holding a range of financial and IT roles, including Senior Vice President and Chief Financial Officer, and serving as a member of the executive committee.
•
Prior to joining Conoco, Mr. Goldman was employed at DuPont. Positions there included a range of finance and operational roles across the company’s many domestic and international businesses.
•
Mr. Goldman is a former member of Financial Executves International and former EPIC advisory board member.
•
Mr. Goldman holds a master’s degree in finance from the University of Chicago’s Booth Graduate School of Business and a bachelor’s degree in economics from Kenyon College.

ROBERT W. GOLDMAN Age 75

Director since 2015

Committees: Governance — Chair Lead Independent Director

2017 PROXY STATEMENT 7

PROPOSAL 1: ELECTION OF DIRECTORS

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Jaska's leadership background with large technology and government services operations provides our Board with a key external perspective on our operations, customers and other stakeholders relevant to our businesses.

Professional Highlights:
•
Mr. Jaska currently serves as President of Nova Global Services LLC, a position he has held since January 2016.
•
Previously, Mr. Jaska served in a variety of roles of increasing responsibility with AECOM (formerly AECOM Technology Corporation) over a 10-year period, including President, Government (2013-2014), President of Americas & Government (2011-2013), Division Executive Vice President (2009-2011), Group Chief Executive, Government Group (2005-2009) and Consultant (2004-2005).
•
Mr. Jaska also held several positions with Tetra Tech, Inc., a global provider of professional technical services in engineering, applied sciences, resource management and infrastructure, including President, Chief Financial Officer and Treasurer (2001-2003),

Executive Vice President, Chief Financial Officer and Treasurer (2000-2001) and as Vice President, Chief Financial Officer and Treasurer (1994-2000).
•
Mr. Jaska has also held leadership roles with Alliant Techsystems, Inc., Honeywell, Inc. and Ecolab.
•
He holds a master's degree and a bachelor's degree from Western Illinois University.

JAMES M. JASKA Age 66

Director since 2016

Committees: Governance Safety and Security

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Krieg has significant experience overseeing major research, development and procurement programs for the U.S. Department of Defense. His background provides our Board of Directors with valuable insight into acquisition priorities and considerations of the U.S. Government, our single largest customer.

Professional Highlights:
•
Mr. Krieg has served as the founder and Principal of Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change, since 2007.
•
Previously, Mr. Krieg served as the Under Secretary of Defense for Acquisition, Technology and Logistics from June 2005 to July 2007, in which role he was responsible for advising the Secretary of Defense on all matters relating to the DoD acquisition system, research and development, advanced technology, developmental test and evaluation, production, logistics, installation management, military construction, procurement, environmental security, nuclear, chemical and biological matters.

•
Mr. Krieg has also served in a variety of U.S. Department of Defense roles, including as Special Assistant to the Secretary and Director for Program Analysis & Evaluation and Executive Secretary of the Senior Executive Council, and served as Vice President and General Manager of International Paper Realty Inc.
•
Mr. Krieg also worked in a number of defense and foreign policy assignments in Washington, DC, including positions at the White House, on the National Security Council Staff, and in the Office of the Secretary of Defense.
•
He served on the Board of Directors of Tempus Applied Solutions Holdings, Inc. from April 2014 to December 2016, and on the Board of Directors of API Technologies, Inc. from August 2011 to April 2016.

KENNETH J. KRIEG Age 56

Director since 2016

Committees: Governance Safety and Security

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. Fees has critical expertise in government businesses, management of international businesses, development of technology, and nuclear technology. He served as the Chief Executive Officer and director of our former parent company and maintains key relationships important to our business. He has led initiatives to acquire key assets for the company, divest under-performing businesses, and create significant shareholder value in the BWXT operating businesses. All of these attributes make him well qualified to serve as Executive Chairman of the Board of BWXT.

Professional Highlights:
•
Mr. Fees is the Executive Chairman of our Board of Directors and has served in that capacity since the June 2015 spin-off of our Power Generation business.
•
Previously, he served as our non-Executive Chairman since July 2010.
•
From October 2008 to July 2010, he was Chief Executive Officer and a director of our former parent company, McDermott, where he led the company and McDermott’s board through the separation of the company into two publicly traded companies by the spin-off of BWXT to McDermott’s shareholders.
•
Prior to becoming McDermott’s Chief Executive Officer in 2008, Mr. Fees led a distinguished career at BWXT for over 31 years. During his time with BWXT, Mr. Fees held numerous management and executive positions within BWXT when it was a McDermott subsidiary.
•
Mr. Fees serves on the board of directors of Brookfield Infrastructure Partners.

JOHN A. FEES Age 59 Executive Chairman

Director since 2010

8 2017 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Mr. LeMasters’ extensive experience in capital markets, financial analysis and mergers and acquisitions allows him to provide valuable resources and perspectives to our Board.

Professional Highlights:
•
Mr. LeMasters is a Managing Director at Blue Harbour, L.P., a multi-billion dollar investment firm, a position he has held since 2011.
•
Prior to joining Blue Harbour Group, he was a Founding Partner of Theleme Partners from 2009 to September 2011.
•
Mr. LeMasters has also served as a Partner at The Children’s Investment Fund (TCI) from 2008 to 2009 and a Vice President in the Relative Value/Event-Driven Group at Highbridge Capital Management from 2005 to 2008.

•
Mr. LeMasters began his career as an analyst at Morgan Stanley & Co. in the Mergers and Acquisitions Group and subsequently joined Forstmann Little & Co. as an analyst.
•
Mr. LeMasters earned his B.S. from the University of Pennsylvania in 1999 and his M.B.A. from the Harvard Business School in 2005.

ROBB A. LEMASTERS Age 39

Director since 2015

Committees: Audit and Finance Compensation

QUALIFICATIONS, ATTRIBUTES AND SKILLS
Admiral Mies’ distinguished leadership as the senior operational commander of the U.S. Submarine Force and Commander in Chief of U.S. Strategic Command, his extensive business experience at a company providing scientific and engineering applications for national security, energy, and environment, as well as his service on advisory boards to the Department of Defense and Department of Energy provide an extensive and unique understanding of the U.S. government, our single largest customer.

Professional Highlights:
•
Admiral Mies completed a distinguished 35-year career in the U.S. Navy in 2002. A nuclear submariner, he commanded U.S. Strategic Command for four years prior to his retirement.
•
He subsequently served as a Senior Vice President and Deputy Group President of Science Applications International Corporation (SAIC) from 2002 until 2007 and also served as the President and Chief Executive Officer of Hicks and Associates, a wholly owned subsidiary of SAIC.
•
Since 2007, he has served as the CEO and President of The Mies Group, Ltd. a consulting firm that provides strategic planning and risk assessment advice and assistance to clients on international security, energy, defense, and maritime issues. He served as the Chairman of the Department of Defense Threat Reduction Advisory Committee from 2004 to 2010.

•
He presently serves as the Chairman of the Strategic Advisory Group for U.S. Strategic Command, and previously served as Chairman of the Board of the Naval Submarine League (moved to Emeritus status in May 2016) and previously served as a member of the Secretary of Energy Advisory Board.
•
He is a member of the Committee on International Security and Arms Control of the National Academy of Sciences, the Boards of Governors of Los Alamos National Laboratory (LANL) and Lawrence Livermore National Laboratory (LLNL), and the U.S. Naval Academy Foundation and the U.S. Naval Institute.
•
He has also been a member of the board of directors of Exelon Corporation since 2009 and served as a director of McDermott from August 2008 to July 2010.

RICHARD W. MIES Age 72

Director since 2010

Committees: Governance Safety and Security - Chair

2017 PROXY STATEMENT 9

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
We maintain a corporate governance section on our web site, which contains copies of our principal governance documents. The corporate governance section may be found at www.bwxt.com at “Investors — Corporate Governance.” The corporate governance section includes the following documents:

•	Amended and Restated Bylaws

•	Corporate Governance Principles

•	Code of Business Conduct

•	Code of Ethics for Chief Executive Officer and Senior Financial Officers

•	Board of Directors Conflict of Interest Policies and Procedures

•	Audit and Finance Committee Charter

•	Compensation Committee Charter

•	Governance Committee Charter

•	Safety and Security Committee Charter
DIRECTOR INDEPENDENCE
The Board has established categorical standards, which conform to the independence requirements in the New York Stock Exchange (“NYSE”) listing standards, to assist it in determining director independence. These standards are contained in the Corporate Governance Principles found on our Web site at www.bwxt.com under “Investor Relations — Corporate Governance.”
Based on these independence standards, our Board has determined that the following directors are independent and meet our categorical standards:

Jan A. Bertsch	Richard W. Mies
Robert W. Goldman	Robert L. Nardelli
James M. Jaska	Barbara A. Niland
Kenneth J. Krieg	Charles W. Pryor, Jr.
Robb A. LeMasters
In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated. Those transactions are described below, although none were determined to constitute a material relationship with us. Although Mr. Pryor has no current relationship with BWXT except as a director and stockholder, he is a former member of the board of directors of Progress Energy, Inc., which has merged with Duke Energy Corp., with which we have transacted business in the ordinary course during the last three years. Mr. Nardelli is a former chairman and chief executive of an entity with which we transacted business in the ordinary course during the past three years. Admiral Mies serves as a director of an entity with which we transact business in the ordinary course. Admiral Mies also serves on the board for two limited liability companies in which we own minority interests, but which we do not control or have the right to appoint board members. Our Board also considered unsolicited contributions by us to charitable organizations with which the directors were associated. Admiral Mies serves as a director of a charitable organization to which we made contributions between 2014 and 2016 in the usual course of our annual giving programs.
BOARD FUNCTION, LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS
The mission of our Board is to promote the best interests of the Company’s stockholders through oversight of the management of the Company’s business and affairs.
The independent directors of our Board have appointed a Lead Independent Director, who has the following responsibilities:

•	presides over all Board meetings at which the Chairman is not present and all executive sessions attended only by independent directors;

•	serves as liaison between the independent directors, on the one hand, and the Chief Executive Officer and the Executive Chairman, on the other;

•	reviews and approves the Board meeting agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items;

10 2017 PROXY STATEMENT

CORPORATE GOVERNANCE

•	advises the Executive Chairman regarding the quality, quantity and timeliness of information sent by management to the directors;

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures that he is available for consultation and direct communication.
Our independent directors meet in executive session without management on a regular basis.
Our Board does not have a policy requiring that the positions of Chairman and Chief Executive Officer be separate or be occupied by the same individual. Our Board believes that this is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on these matters when it elects a new Chief Executive Officer or appoints a new Chairman of the Board or at other times. Currently, the roles are separate, with Mr. Fees serving as our Executive Chairman and Mr. Geveden as our Chief Executive Officer. Our Board believes that this leadership structure is appropriate for us at this time because it allows Mr. Fees and Mr. Geveden to share responsibility for setting our strategic direction and communicating with our stockholders and other stakeholders, while also allowing Mr. Geveden to have additional focus on our day-to-day operations. This leadership structure also allows Mr. Fees, who has over 30 years of experience with our company and prior public company board service with McDermott, to set the Board’s agenda, in coordination with our Lead Independent Director, and lead the Board in its oversight of management.
THE ROLE OF THE BOARD IN SUCCESSION PLANNING
The Board believes effective succession planning, particularly for the Chief Executive Officer, is important to the continued success of the Company. As a result, the Board periodically reviews and discusses succession planning during executive sessions of Board meetings. The Governance Committee assists the Board in the area of succession planning by reviewing and assessing the management succession planning process and reporting to the Board with respect to succession planning for the Chief Executive Officer and our other executive officers. From time to time, the Board also retains an executive search firm as part of its normal succession planning function.
THE ROLE OF THE BOARD IN RISK OVERSIGHT
As part of its oversight function, the Board monitors various risks that we face. We maintain an enterprise risk management program administered by our Risk Management group. The program facilitates the process of reviewing key external, strategic, operational and financial risks as well as monitoring the effectiveness of risk mitigation. Information on the enterprise risk management program is presented to senior management and the Board on a regular basis. The Audit and Finance Committee further assists the Board in fulfilling its oversight responsibility in the areas of financial reporting and by meeting periodically with management to review financial risk exposures and discuss BWXT’s policies and guidelines concerning risk assessment and risk management. The Compensation Committee also assists the Board with this function by assessing risks associated with our compensation programs in consultation with management and its outside compensation consultant. The Safety & Security Committee assist the Board by assessing risks associated with the Company's cybersecurity program.
STOCKHOLDER ENGAGEMENT ON GOVERNANCE MATTERS
Our management team, together with our Lead Independent Director, conducted a stockholder engagement program following the completion of the spin-off of our Power Generation business in 2015 (the "spin-off") and met directly with our stockholders holding approximately 45% of our outstanding shares to discuss, among other topics, corporate governance matters such as Board composition and refreshment. Our management team continued this engagement in 2016 by contacting stockholders holding over 58% of our outstanding shares (as of November 7, 2016) and engaging directly with those stockholders who accepted our invitation to discuss these topics.
COMMUNICATION WITH THE BOARD
Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (independent members), c/o BWX Technologies, Inc., Corporate Secretary’s Office, 800 Main Street, 4th Floor, Lynchburg, Virginia 24504. All such communications shall be forwarded to the independent directors for their review, except for communications that (1) are unrelated to the Company’s business, (2) contain improper commercial solicitations, (3) contain material that is not appropriate for review by the Board based upon the Company’s Bylaws and the established practice and procedure of the Board, or (4) contain other improper or immaterial information. Information regarding this process is posted on our Web site at www.bwxt.com under “Investors — Corporate Governance.”

BOARD OF DIRECTORS AND ITS COMMITTEES

2017 PROXY STATEMENT 11

CORPORATE GOVERNANCE

Our Board met eight times during 2016. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the time they served on the Board in 2016. In addition, as reflected in our Corporate Governance Principles, we have adopted a policy that each member of our Board must make reasonable efforts to attend our annual meeting. All of our current directors who were directors at the time of our 2016 Annual Meeting of Stockholders attended the 2016 Annual Meeting.
Our Board currently has, and appoints the members of, standing Audit and Finance, Compensation and Governance Committees, and established the Safety and Security Committee of the Board effective January 1, 2017.  Each of the standing committees has a written charter approved by the Board. The current charter for each standing Board committee is posted on our Web site at www.bwxt.com under “Investors — Corporate Governance.”
The current members of the committees are identified below. NYSE listing standards require that all members of our Audit and Finance, Compensation and Governance Committees be independent. Our Board has affirmatively determined that each member of such committees is independent in accordance with the NYSE listing standards.

Audit and Finance Committee
Our Audit and Finance Committee’s role is financial and risk oversight. Our management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit and Finance Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work.

The Audit and Finance Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The committee, among other things, also reviews and discusses our audited financial statements with management and the independent registered public accounting firm. The committee provides oversight of (1) our compliance with legal and regulatory financial requirements; (2) our guidelines, policies and processes to assess and manage the company’s exposure to risks in general, including financial risks; and (3) our financial strategies and structure. In addition, since 2013 the Audit and Finance Committee exercises general oversight of BWXT’s ethics and compliance program.

The Audit and Finance Committee also reviews and oversees financial policies and financial strategies, mergers, acquisitions, financings, liabilities, investment performance of our pension plans and the capital structures of BWXT and its subsidiaries. Generally, the Audit and Finance Committee has responsibility over many activities involving up to $25 million. For such activities involving amounts over $25 million, the Audit and Finance Committee will review the activity and make a recommendation to the Board.

Our Board has determined that Mss. Bertsch and Niland and Messrs. LeMasters and Nardelli are each "financially literate" as defined by the NYSE and each qualify as an “audit committee financial expert” within the definition established by the Securities and Exchange Commission (“SEC”). For more information on the backgrounds of these directors, see their biographical information under “Proposal 1 — Election of Directors” above.

MEETINGS IN 2016: 4
COMMITTEE MEMBERS: Ms. Bertsch Mr. LeMasters Mr. Nardelli Ms. Niland* COMMITTEE CHAIR: Ms. Bertsch INDEPENDENT MEMBERS: 4 *Appointed to the committee effective January 1, 2017

12 2017 PROXY STATEMENT

CORPORATE GOVERNANCE

Compensation Committee

The Compensation Committee has overall responsibility for our executive and non-employee director compensation plans, policies and programs. The Compensation Committee also oversees the annual evaluation of our Executive Chairman and Chief Executive Officer in conjunction with the Governance Committee.

The Compensation Committee regularly reviews the design of our significant compensation programs with the assistance of its compensation consultant. We believe our compensation programs work to retain and to motivate our employees at appropriate levels of business risk, which risks are generally mitigated through some of the following features:

•
Reasonable and Balanced Compensation Programs — Using the elements of total direct compensation, the Compensation Committee seeks to provide compensation opportunities for employees targeted at or near the median compensation of comparable positions in our market. As a result, we believe the total direct compensation of employees provides reasonable compensation opportunities with an appropriate mix of cash and equity, annual and longer-term incentives, and performance metrics.

•
Emphasis on Long-Term Incentive Over Annual Incentive Compensation — Long-term incentive compensation, to the extent awarded, typically makes up a larger percentage of an employee’s target total direct compensation than annual incentive compensation. Incentive compensation helps drive performance and align the interests of employees with those of stockholders. By tying a significant portion of total direct compensation to long-term incentives, typically over a three-year period, we promote longer-term perspectives regarding company performance.

•
Long-Term Incentive Compensation Subject to Forfeiture for Bad Acts — The Compensation Committee may terminate any outstanding stock award if the recipient (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (2) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company.

•
Most Annual and Long-Term Incentive Compensation Subject to Clawbacks — Since 2011, incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.

•
Linear and Capped Incentive Compensation Payouts — The Compensation Committee establishes financial performance goals that are used to plot a linear payout formula for annual and long-term incentive compensation to avoid an over-emphasis on short-term decision making. The maximum payout for both the annual and long-term incentive compensation is capped at 200% percent of target.

•
Use of Multiple and Appropriate Performance Measures — We use multiple performance measures to avoid having compensation opportunities overly weighted toward the performance result of a single measure. In general, our incentive programs are based on a mix of financial, safety and individual performance.
MEETINGS IN 2016: 6

COMMITTEE MEMBERS:*
Mr. Pryor
Mr. LeMasters
Mr. Nardelli
Ms. Niland

COMMITTEE CHAIR:
Mr. Pryor

INDEPENDENT MEMBERS: 4

*Admiral Mies served as a committee member for calendar year 2016. Effective January 1, 2017, Mr. LeMasters and Ms. Niland were appointed to the Committee and Admiral Mies transitioned off the committee.

2017 PROXY STATEMENT 13

CORPORATE GOVERNANCE

Compensation Committee (continued)

•  Stock Ownership Guidelines — Our executive officers and directors are subject to stock ownership guidelines, which help to promote longer-term perspectives and align the interests of our executive officers and directors with those of our stockholders.

The Compensation Committee administers our Executive Incentive Compensation Plan (the “EICP”), under which it awards annual cash-based incentive compensation to our officers based on the attainment of annual performance goals. Our Compensation Committee approves, among other things, the target EICP compensation, as well as the financial and safety goals for each officer. The committee also approves individual goals for EICP compensation for our Chief Executive Officer and Executive Chairman. Our Executive Chairman and Chief Executive Officer establish EICP individual goals for the Presidents of principal operating groups and other executive officers. The Compensation Committee also administers our 2010 Long-Term Incentive Plan (as amended, the “2010 LTIP”), and may delegate some of its duties (other than awards to directors under the 2010 LTIP) to our Chief Executive Officer or other senior officers.

The Board has determined that each member of the Compensation Committee is (1) independent, as independence for compensation committee members is defined by the NYSE, (2) a "non-employee director" for purposes of Section 16b-3 of the Exchange Act, and (3) an "outside director" for purposes of 162(m) of the Internal Revenue Code.

The Compensation Committee has the authority to retain, terminate, compensate and oversee any compensation consultant or other advisors to assist the committee in the discharge of its responsibilities. Since November 2010, the Compensation Committee has engaged Korn Ferry Hay Group (“Hay Group”) as its outside compensation consultant. For 2016, Hay Group assisted the Compensation Committee with:

•  advice and analysis on the design, structure and level of executive and director compensation;

•  review of market survey and proxy compensation data for benchmarking;

•  advice on external market factors and evolving compensation trends; and

•  assistance with regulatory compliance and changes regarding compensation matters.

Hay Group attends the Compensation Committee meetings, including executive sessions. Although Hay Group works with our management on various matters for which the Compensation Committee is responsible, our management does not direct or oversee the retention or activities of Hay Group.

In December 2015, Hay Group was acquired by Korn Ferry, an organizational advisory and executive search firm. Our Compensation Committee had engaged Korn Ferry for services in addition to the executive and director compensation services provided by Hay Group. The aggregate amounts paid to Korn Ferry for rendering these additional services in 2016 was $408,232 and the amount paid to Hay Group as the Compensation Committee’s compensation consultant in 2016 was $92,688.

Following a review of the independence of Hay Group, the Compensation Committee concluded that no conflict of interest exists with respect to the work of Hay Group. The Compensation Committee re-engaged Hay Group as its outside consultant for executive and director compensation matters for 2016. See the “Compensation Discussion and Analysis” and “Compensation of Executive Officers” sections of this proxy statement for information about our 2016 executive officer compensation, including a discussion of the role of the compensation consultant.

14 2017 PROXY STATEMENT

CORPORATE GOVERNANCE

Compensation Committee (continued)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Except as noted below, no director who served as a member of the Compensation Committee during the year ended December 31, 2016 (Messrs. Pryor and Nardelli and Admiral Mies) (1) was during such year, or had previously been, an officer or employee of BWXT or any of our subsidiaries, except for Mr. Pryor, who retired from our company in 1995, or (2) had any material interest in a transaction of BWXT or a business relationship with, or any indebtedness to, BWXT. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board.

Governance Committee

This committee, in addition to other matters, has overall responsibility to (1) establish and assess director qualifications; (2) recommend nominees for election to our Board; and (3) oversee the annual evaluation of our Board and management, including the Executive Chairman and Chief Executive Officer, in conjunction with our Compensation Committee. This committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.” This committee also assists our Board with management succession planning and director and officer insurance coverage.

DIRECTOR NOMINATION PROCESS

Our Governance Committee is responsible for assessing the qualifications, skills and characteristics of candidates for election to the Board. In making this assessment, the Governance Committee generally considers a number of factors, including each candidate’s:
•
professional and personal experiences and expertise in relation to (1) our businesses and industries and (2) the experiences and expertise of other Board members;
•
integrity and ethics in his/her personal and professional life;
•  professional accomplishments in his/her field;
•  personal, financial or professional interests in any competitor, customer or supplier of ours;
•  preparedness to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and any other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so;
•  willingness to apply for and ability to obtain and retain an appropriate Department of Defense or Department of Energy security clearance; and
•  ability to contribute positively to the Board and any of its committees.
MEETINGS IN 2016: 5

COMMITTEE MEMBERS:*
Mr. Goldman
Ms. Bertsch
Mr. Jaska
Mr. Krieg
Adm. Mies

COMMITTEE CHAIR:
Mr. Goldman

INDEPENDENT MEMBERS: 5

* Mr. Pryor served on this committee for calendar year 2016. Effective January 1, 2017 Messrs. Jaska and Krieg were appointed to this committee and Mr. Pryor transitioned off the committee.

2017 PROXY STATEMENT 15

CORPORATE GOVERNANCE

Governance Committee (continued)

The Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, ethnic background, education, viewpoint and personal and professional experiences.

In 2015, our Board approved amendments to our Bylaws in connection with the spin-off of our former Power Generation business to provide that (1) a person shall not be nominated for election or reelection to our Board if such person will have served as a director for 10 years prior to the date of election or re-election (as measured from the date of the Bylaw amendment, July 1, 2015) and (2) any director who attains 10 years of service during his or her term shall be deemed to have resigned and retired at the first Annual Meeting following his or her attainment of 10 years of service as a director.

The Governance Committee solicits ideas for possible candidates from a number of sources — including members of the Board, our Chief Executive Officer and other senior level executive officers, individuals personally known to the members of the Board and independent director candidate search firms.

In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. See “Stockholders’ Proposals” in this proxy statement and our Bylaws, which may be found on our Web site at www.bwxt.com at “Investors — Corporate Governance.”

The Governance Committee will evaluate properly identified candidates, including nominees recommended by stockholders. The Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from the experience of incumbent directors on the Board. Although the Governance Committee will consider candidates identified by stockholders, the Governance Committee has sole discretion whether to recommend those candidates to the Board.

Safety and Security Committee
On October 28, 2016, our Board established this committee to be effective January 1, 2017. Therefore, no meetings of this committee were held during 2016. This committee has general oversight responsibility regarding the safety and security of our business operations with specific focus on safety, security, regulatory and environmental matters. In the performance of its responsibilities the committee will review reports and information from management and others. In addition, the Safety and Security Committee is responsible for overseeing and assessing the risks associated with the Company's cybersecurity program. The Safety and Security Committee has the authority to engage outside consultants or other advisers to assist it in the discharge of its responsibilities.

MEETINGS IN 2016: N/A
COMMITTEE MEMBERS: Admiral Mies Mr. Jaska Mr. Krieg Mr. Pryor COMMITTEE CHAIR: Admiral Mies INDEPENDENT MEMBERS: 4

16 2017 PROXY STATEMENT

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS
The table below summarizes the compensation earned by or paid to our non-employee directors only for services as a member of our Board for the year ending December 31, 2016. The Compensation Committee of our Board, in coordination with its independent compensation consultant, conducts an annual benchmarking analysis of our Board's non-employee director compensation utilizing the custom peer group selected as our secondary benchmark for executive compensation purposes. Following this analysis in 2016, our Board, upon the recommendation of the Compensation Committee, determined to leave the 2016 compensation for non-employee directors unchanged after giving consideration to director refreshment and recruitment factors.
Directors who are also our employees do not receive any compensation for their service as directors. For information regarding the compensation of our employee directors, see “Compensation of Executive Officers” on the following pages.
DIRECTOR COMPENSATION TABLE

Name of Non-Employee Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Jan A. Bertsch	$110,000	$119,975	$11,119	$241,094
Robert W. Goldman	$130,000	$119,975	$6,859	$256,834
James A. Jaska	$45,000	$89,992	$4,786	$139,778
Kenneth J. Krieg	$45,000	$89,992	$7,045	$142,037
Robb A. LeMasters	$90,000	$119,975	$9,011	$218,986
Richard W. Mies	$90,000	$119,975	$15,477	$225,452
Robert L. Nardelli	$90,000	$119,975	$8,524	$218,499
Barbara A. Niland	$45,000	$89,992	$1,934	$136,926
Charles W. Pryor, Jr.	$105,000	$119,975	$4,299	$229,274

(1)	See “Fees Earned or Paid in Cash” below for a discussion of the amounts reported in this column.

(2)	See “Stock Awards” below for a discussion of the amounts reported in this column.

(3)	See “All Other Compensation” below for a discussion of the amounts reported in this column.

During 2016, non-employee director compensation generally consisted of cash and equity. The compensation of our non-employee directors under our current non-employee director compensation program is described in more detail below.
Fees Earned or Paid in Cash.    Under our current director compensation program, non-employee directors are eligible to receive an annual retainer of $90,000, paid in quarterly installments and pro-rated for partial terms.
The chairs of Board committees and the Lead Independent Director receive additional annual retainers, paid in quarterly installments as follows (pro-rated for partial terms):
The chair of the Audit and Finance Committee: $20,000;
The chair of each of the Compensation, Governance and, effective January 1, 2017, Safety and Security Committees: $15,000; and
The Lead Independent Director: $25,000.
Under our Supplemental Executive Retirement Plan (as amended and restated, “SERP”), directors may elect to defer the payment of up to 100% of his or her annual retainer and fees. Amounts elected to be deferred are credited as a bookkeeping entry into a notional account, which we refer to as a deferral account. The balance of a director’s deferral account consists of deferral contributions made by the director and hypothetical credited gains or losses attributable to investments elected by the director, or by our Compensation Committee if the director fails to make investment elections. Directors are 100% vested in their deferral accounts at all times. Ms. Bertsch, Mr. Krieg, Mr. LeMasters, Admiral Mies and Mr. Nardelli elected to defer 100% of their retainer in 2016. No other director made a deferral election with respect to their retainer in 2016. Amounts reported in the Director Compensation Table include amounts deferred in 2016.
Stock Awards.    In addition to the cash payments provided to our directors, each non-employee director was entitled to receive a number of restricted stock units equal to $120,000 (prorated by quarter for partial terms)

2017 PROXY STATEMENT 17

COMPENSATION OF DIRECTORS

divided by the closing price of our common stock on the grant date, rounded down to the nearest whole share. The awards of restricted stock units were granted under our 2010 Long-Term Incentive Plan as amended and restated (the “2010 LTIP”) and vested immediately on the date of grant. As a result, all of our non-employee directors own stock in our company.
The amounts reported in the “Stock Awards” column represent the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair values are determined using the closing price of our common stock on the date of grant.
Under our 2010 LTIP, directors may elect to defer payment of all or a portion of their stock awards. Ms. Bertsch, Mr. Jaska, Mr. Krieg, Mr. LeMasters, Admiral Mies, Mr. Nardelli and Mr. Pryor each elected to defer 100% of their 2016 stock awards. Amounts reported in the Director Compensation Table include amounts deferred in 2016.
The following table reflects the number of shares and grant date fair value with respect to each stock award granted to non-employee directors in 2016 and the unvested stock awards and unexercised option awards (whether or not exercisable) each non-employee director had outstanding as of December 31, 2016. No option awards were granted to directors in 2016.
EQUITY AWARDS GRANTED TO DIRECTORS IN 2016 AND OUTSTANDING AT DECEMBER 31, 2016

	BWXT Equity Awards Granted in 2016			BWXT Equity Awards Outstanding at December 31, 2016
Name	Grant Date	Shares of Restricted Stock Units	Grant Date Fair Value	Stock Awards	Option Awards
Jan A. Bertsch	May 5, 2016	3,660	$119,975	—	—
Robert W. Goldman	May 5, 2016	3,660	$119,975	—	2,632
James A. Jaska	September 13, 2016	2,362	$89,992	—	—
Kenneth J. Krieg	September 13, 2016	2,362	$89,992	—	—
Robb A. LeMasters	May 5, 2016	3,660	$119,975	—	—
Richard W. Mies	May 5, 2016	3,660	$119,975	—	—
Robert L. Nardelli	May 5, 2016	3,660	$119,975	—	—
Barbara Niland	September 13, 2016	2,362	$89,992	—	—
Charles W. Pryor, Jr.	May 5, 2016	3,660	$119,976	—	—

All Other Compensation. The amounts listed in this column represent the value of dividend equivalents credited to vested restricted stock units that have been deferred pursuant to the terms of the 2010 LTIP. Dividend equivalents credited to deferred restricted stock units are subject to the same deferral period as the restricted stock units with respect to which the dividend equivalents are paid.
We have a travel and reimbursement policy under which we reimburse directors for travel and other expenses incurred in connection with business of the Board. The presence of a director’s spouse may be appropriate or necessary at certain meetings, conferences or other business-related functions. In those cases, pursuant to our policy, we will bear the travel, meals and other expenses of the director’s spouse incurred while attending such functions. To the extent the expenses of a spouse are imputed to the director as income, pursuant to our reimbursement policy, we will also reimburse the director for the taxes resulting from any such imputed income. In 2016, the incremental cost to the company to provide reimbursement for spousal travel under our policy was less than $10,000 per director and the aggregate cost for all non-employee directors as a group was $27,545. The aggregate amount paid to all non-employee directors as a group for reimbursement of taxes on imputed income was $18,059.
The amounts reported in this column include tax reimbursements for Messrs. Goldman ($2,716), Jaska ($1,811), Krieg ($2,706), LeMasters ($2,471), Nardelli ($1,606), Pryor ($1,310), Ms. Niland ($766), Ms. Bertsch ($2,634) and Admiral Mies ($2,040).

18 2017 PROXY STATEMENT

NAMED EXECUTIVE PROFILES

NAMED EXECUTIVE PROFILES
The following profiles provide summary information regarding the experience of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were employed by BWXT as of December 31, 2016. The Named Executive profiles provide biographical information, including age as of April 28, 2017.

Professional Highlights:
•
Mr. Baker served as our President and Chief Executive Officer since the completion of the Spin-Off in June 2015 until December 2016.
•
Mr. Baker will continue to serve as a Special Adviser to the Company until his planned retirement on May 31, 2017.
•
Previously, he served in a variety of roles with our Company in a career spanning over 46 years, most recently as President of BWXT Government and Nuclear Operations, Inc., our principal operating subsidiary providing precision nuclear components, equipment and fuels for government and commercial uses, since June 2014, and President of BWXT Nuclear Operations Group, Inc. (“BWXT NOG”) since April 2011.

•
His previous positions with BWXT NOG include Vice President of Programs, Contracts and Central Planning (August 2009 to April 2011); Manager, Programs (August 2006 to August 2009) and Manager, Project Management of the Nuclear Operations Division (January 2005 to August 2006.)
•
Mr. Baker also directed the activities of BWXT NOG’s research and test reactor business. His earlier positions include Project Manager of the Advanced Carrier Program at BWXT NOG, President and General Manager of BWXT of Ohio, Inc., Managing Director of our former subsidiary, Babcock & Wilcox Egypt SAE, and General Manager of Engineering Research, Inc., one of our former Department of Defense businesses.

P. SANDY BAKER Age 69

Tenure with BWXT: 46 years

2016 President and Chief Executive Officer & Director

Professional Highlights:
•
Mr. Black was appointed as Senior Vice President and Chief Financial Officer upon the completion of our Spin-Off in June 2015 and prior to that served as our Vice President and Chief Accounting Officer since July 2010.
•
Previously, Mr. Black served as our Vice President and Controller (2007 to 2010) and Vice President and Controller of our Government Group (2003 to 2007).

•
He joined BWXT in 1991 as General Accounting Manager for the Nuclear Environmental Services Division. Other positions he held with BWXT include Financial Services Manager for the ASD Service Center Division, Controller for BWXT Federal Services, Inc., and Controller for BWXT Services, Inc.

DAVID S. BLACK Age 55

Tenure with BWXT: 26 years

Senior Vice President & Chief Financial Officer

2017 PROXY STATEMENT 19

NAMED EXECUTIVE PROFILES

Professional Highlights:
•
Mr. Fees is the Executive Chairman of our Board of Directors and has served in that capacity since the June 2015 Spin-Off. Previously, he served as our non-Executive Chairman since July 2010.
•
From October 2008 to July 2010, he was Chief Executive Officer and a director of our former parent company, McDermott, where he led the company and McDermott’s board through the separation of the company into two publicly traded companies by the spin-off of BWXT to McDermott’s shareholders.

•
Prior to becoming McDermott’s Chief Executive Officer in 2008, Mr. Fees led a distinguished career at BWXT for over 31 years. During his time with BWXT, Mr. Fees held numerous management and executive positions within BWXT when it was a McDermott subsidiary.
•
Mr. Fees serves on the board of directors of Brookfield Infrastructure Partners.

JOHN A. FEES Age 59

Tenure with BWXT: 38 years (including as a non-employee director)

Executive Chairman

Professional Highlights:
•
Mr. Geveden currently serves as President and Chief Executive Officer since January 1, 2017, and also served as our Chief Operating Officer from October 2015 until December 2016.
•
Previously, Mr. Geveden was Executive Vice President at Teledyne Technologies Incorporated ("Teledyne"), a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. There he led two of Teledyne's four operating segments since 2013, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as President and Chief Executive Officer of Teledyne Scientific and Imaging, LLC (2011 to 2013) and President of both Teledyne Brown Engineering, Inc. and Teledyne's Engineered Systems Segment (2007 to 2011).

•
Mr. Geveden is a former Associate Administrator of NASA, where he was responsible for all technical operations within the agency's $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years.

REX D. GEVEDEN Age 56

Tenure with BWXT: 2 years

Current President, Chief Executive Officer & Director

Professional Highlights:
•
Mr. Canafax currently serves as Senior Vice President and General Counsel since July 2010, and, except for a period from August 2012 to May 2013, as our Corporate Secretary. Mr. Canafax has also served as our Chief Compliance Officer since 2013.
•
Previously, Mr. Canafax served as Assistant General Counsel - Transactions and Compliance at McDermott International, Inc. from 2007 until 2010.

•
Prior to our spin-off from McDermott, Mr. Canafax had been affiliated with McDermott since July 2001, where he served in various positions in the legal department. Previously he was an attorney with a New Orleans, Louisiana law firm.

JAMES D. CANAFAX Age 46

Tenure with BWXT: 15 years

Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

20 2017 PROXY STATEMENT

EXECUTIVE OFFICER PROFILES

EXECUTIVE OFFICER PROFILES
Set forth below is the age (as of April 28, 2017), the principal positions held with BWXT or our subsidiaries, and other business experience information for each of our current executive officers other than our Named Executives. For information on our Named Executives, see “Named Executive Profiles” above. Unless otherwise indicated, all positions described below are positions with BWX Technologies, Inc.
Joseph G. Henry, 68, has served as the President of our subsidiary, BWXT Nuclear Operations Group, Inc. ("BWXT NOG"), since June 2014 and prior to that time served as Chief Operating Officer of BWXT NOG. Mr. Henry previously served as President of Nuclear Fuel Services, Inc., one of our subsidiaries, from 2011 to 2014. He has more than 20 years of extensive management experience in engineering and nuclear operations. Mr. Henry is also a retired Two-Star Admiral with the U.S. Navy, where he developed and executed the Navy's personnel strategy as the Navy's Director of Personnel Plans & Policy. He also served as Commander of the nation's east coast Trident Submarines and commanded two nuclear submarines; the USS Key West SSN 722 and USS Kentucky SSBN 737.
Jason S. Kerr, 40, has served as our Vice President and Chief Accounting Officer since our June 2015 Spin-Off. Previously, Mr. Kerr served as our Controller since April 2014, and as Assistant Controller since joining the Company in November 2010. Prior to joining the Company, Mr. Kerr served as a Senior Manager with Deloitte & Touche LLP, a public accounting firm. Mr. Kerr is a certified public accountant with significant experience serving multi-national corporations, primarily in the manufacturing industry.
Richard W. Loving, 61, has served as our Senior Vice President, Human Resources, since July 2016. Prior to joining BWXT, Mr. Loving served for 8 years as Senior Director, International Human Resources for McDermott International, Inc. ("MII"), responsible for the global delivery of human resources programs and services. He also served as Senior Director, Human Resources for the Middle East, India and Caspian regions for J. Ray McDermott, S.A. Dubai, U.A.E. and as MII's Global Director of Human Resources Business Services. Prior to joining MII, Mr. Loving held numerous management positions within BWXT for over 29 years when it was an MII subsidiary.

2017 PROXY STATEMENT 21

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this proxy statement. Our Board has adopted a policy to hold annual advisory votes on executive compensation.
It is our belief that our ability to hire, retain and motivate employees is essential to the success of the company and its stockholders. Therefore, we generally seek to provide reasonable and competitive compensation for our executives with a substantial portion in the form of performance-based compensation.

Accordingly, we submit the following resolution to stockholders at the 2017 Annual Meeting:
RESOLVED, that the stockholders of BWX Technologies, Inc. approve, on an advisory basis, the compensation of executives, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the sections entitled “Compensation Discussion and Analysis” and “Compensation of Executive Officers.”

EFFECT OF PROPOSAL
Although the resolution to approve our executive compensation is non-binding, it serves as an opportunity for us, our Board and Compensation Committee to gain valuable stockholder feedback on our executive compensation decisions and practices. Even in years when the resolution is approved, the Board and Compensation Committee retain discretion to change executive compensation from time to time if they conclude that such a change would be in the best interests of the Company and its stockholders. Our Board and its Compensation Committee value the opinions of stockholders on important matters such as executive compensation and will carefully consider the results of this advisory vote when evaluating our executive compensation programs.

RECOMMENDATION AND VOTE REQUIRED
Our Board recommends that stockholders vote “FOR” the approval of executive compensation. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will not have any effect on this proposal.

22 2017 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

We currently provide an advisory vote on executive compensation on an annual basis, consistent with the results of the advisory vote of our stockholders at our 2011 annual meeting. In accordance with Section 14A of the Exchange Act, we are asking stockholders for an advisory vote on whether future advisory votes to approve executive compensation should occur every one year, two years or three years.

After careful consideration, the Board of Directors recommends that the advisory vote to approve executive compensation occur every year (annually). We believe this frequency is appropriate at this time becasue we value stockholder input on executive compensation and believe that an annual advisory vote will provide us with regular input on important issues relating to our executive compensation program.

Accordingly, we submit the following resolution to stockholders at the 2017 Annual Meeting:
RESOLVED, that the stockholders of BWX Technologies, Inc. approve, on an advisory basis, a frequency of “1 YEAR” for the advisory vote to approve executive compensation.

EFFECT OF PROPOSAL
Although the foregoing resolution is non-binding, it serves as an opportunity for us, our Board and Compensation Committee to gain valuable stockholder feedback on the desired frequency that our stockholdes wish to provide feedback on our executive compensation decisions and practices. Our Board of Directors values the opinions of stockholders and will carefully consider the results of this advisory vote. However, irrespective of the Board of Directors’ recommendation and the results of the stockholder vote, the Board of Directors may decide to conduct an advisory vote to approve executive compensation on a more or less frequent basis as it determines would be in the best interest of the company.

RECOMMENDATION AND VOTE REQUIRED

Our Board of Directors recommends that stockholders vote for a frequency of “1 YEAR” for the advisory vote to approve executive compensation. Stockholders are asked to specify one of four votes on this proposal: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation. The proxy holders will vote all proxies received for an advisory vote to approve executive compensation every one year unless instructed otherwise. Approval of the frequency of an advisory vote to approve executive compensation requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions are counted as present for purposes of the vote on this matter. Broker non-votes will not have any effect on this proposal.

2017 PROXY STATEMENT 23

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) provides detailed information and analysis regarding the compensation of our Named Executive Officers (our “Named Executives”) as reported in the Summary Compensation Table and other tables located in the “Compensation of Executive Officers” section of this proxy statement.
This CD&A is divided into four sections:
Section 1: Executive Summary. In this section, we highlight our company performance, key compensation decisions and outcomes during 2016.
Section 2: Compensation Structure. In this section, we review our 2016 compensation philosophy, elements and processes.
Section 3: Compensation Analysis and Outcomes. In this section, we review the elements of 2016 total direct compensation, including: annual base salary, annual incentive compensation and long-term incentive compensation.
Section 4: Other Benefits and Practices. In this section, we review perquisites, post-employment arrangements and other compensation-related practices.

24 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 1: EXECUTIVE SUMMARY
2016 OPERATIONAL HIGHLIGHTS

•	BWXT achieved over 34% year-over-year earnings per share growth in 2016;

•	Delivered full-year 2016 consolidated revenue of $1.55 billion, surpassing guidance, and achieved all segment-level revenue guidance.

•	Completed acquisition of GE Hitachi Nuclear Energy Canada Inc. joint venture in December 2016, now known as BWXT Nuclear Energy Canada Inc.;

•	Returned over $300 million of capital to our stockholders in calendar year 2016 through dividends and share repurchases;

•
Announced the appointment of our new President and Chief Executive Officer, Rex Geveden, effective January 1, 2017, and the retirement of P. Sandy Baker, our President and Chief Executive Officer during 2016; and

•	Appointed James Jaska, Kenneth Krieg, and Barbara Niland to our board of directors in furtherance of the Board's succession planning and refreshment activities.

 2016 TOTAL SHAREHOLDER RETURN1
Our achievements in 2016 resulted in significant value creation for our stockholders in 2016. The following graph depicts the cumulative total stockholder return of BWXT for the calendar year 2016 relative to the S&P 500 Index and our custom compensation peer group for 2016 listed on the last page of this CD&A.

1
Assumes initial investment of $100 on December 31, 2015. Measured by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the applicable company’s share price at the end and the beginning of the measurement period; by the share price at the beginning of the measurement period.

2017 PROXY STATEMENT 25

COMPENSATION DISCUSSION AND ANALYSIS

STOCKHOLDER ENGAGEMENT AND 2016 DESIGN CHANGES
Our executive compensation plan for 2016 features enhancements to our historical pay-for-performance approach that incorporate feedback from our prior stockholder outreach efforts and metrics designed to drive the performance of BWXT.  Following the spin-off of our former Power Generation business in June 2015 (the "spin-off"), we engaged directly with our stockholders on executive compensation, governance and other topics and continued this engagement in 2016 by contacting stockholders holding over 58% of our outstanding shares (as of November 7, 2016) and engaging directly with those stockholders who accepted our invitation to discuss these topics.

Following the 2015 spin-off and subsequent shareholder engagement efforts, our Compensation Committee returned to a market-based pay-for-performance structure for our 2016 executive compensation program, taking into account stockholder feedback and also enhancing the performance-based components of the program.

Key Changes for 2016 Plan Design
Change	2016 Design
Re-Instituted Performance RSUs; Eliminated Stock Options	Performance RSUs comprised 60% of long-term incentive award opportunity
New Financial Metrics for Performance-Based Long-Term Incentive Awards
Earnings Per Share and Return on Invested Capital selected to align with strategic initiatives to drive growth and promote capital management;

Earnings per Share performance results excluded the impact of Company share repurchases

New Custom Peer Group[1]	Adopted new custom peer group based on post-spin-off industry and size parameters of BWXT
Increased Financial Performance Weighting in Annual Incentive Program	Financial Performance weighting was increased from 70% to 80% of the total award opportunity; individual performance weighting was reduced from 20% to 10%

1	See page 33 of this CD&A for additional information on how the Compensation Committee uses the Primary Benchmark and Secondary Benchmark Peer Groups.

26 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following describes the performance-based components of our 2016 program for our officers:

Financial Performance Metrics for Performance-Based RSUs	Financial Performance Metrics for Annual Incentive Awards
50% Earnings Per Share* 50% Return on Invested Capital	55% Operating Income 25% Free Cash Flow
*Excludes the impact of Company share repurchases

The following chart and tables reflect the key elements and proportion of each Named Executive’s target total direct compensation for 2016, the rationale for each element, and the financial performance metrics selected for our 2016 annual incentive awards. We typically use the term “Total Direct Compensation” to refer to an executive’s annual base salary, the dollar value of the executive’s target annual incentive award and the dollar value of the executive’s long-term incentive opportunity.

  2016 Total Direct Compensation

2017 PROXY STATEMENT 27

COMPENSATION DISCUSSION AND ANALYSIS

2016 TOTAL DIRECT COMPENSATION ELEMENTS

Element	Description	Primary Design Objectives
Long-Term Incentive	• Long-term incentive value allocated among the following mix of equity award types: ◦ 40% 3-year ratable vesting restricted stock units ◦ 60% 3-year cliff vesting performance restricted stock units
•
Align interest of executives with our stockholders
•
Promote executive focus on long-term company performance
•
Utilize performance metrics that management can impact and are meaningful drivers of long-term value creation

Annual Incentive
•
Pay-out based on 80% financial performance goals, 10% safety goals and 10% individual goals
•
Financial performance metrics (% of overall pay-out):
◦
operating income (55%) and
◦
free cash flow (25%)
•
Financial results determine payout multiplier
•
No pay-out unless at least threshold operating income goal is achieved
•
See below for discussion of financial performance metrics

•
Emphasize operating results by heavily weighting financial performance
•
Select financial performance metrics that align with strategic priorities
•
Align compensation with safety, which we view as a key component for the success of our business
•
Retain individual performance component to allow the exercise of negative discretion to differentiate among Named Executive performance

Base Salary	• Annual fixed cash compensation	• Attract and retain leadership talent

The Compensation Committee set our financial goals to achieve meaningful year-over-year growth in full-year operating income and free cash flow. Threshold performance under the operating income goals (described below) must be met for any payout to be made under the annual incentive plan.
ANNUAL INCENTIVE PLAN FINANCIAL METRICS AND GOALS FOR
2016 PERFORMANCE PERIOD (80% of Pay-Out)

Metric (Weight)	Rationale	BWXT Business Unit	Threshold Goal 80% Performance 50% Payout	Target Goal 100% Performance 100% Payout	Maximum Goal 120% Performance 200% Payout	Actual
Operating Income (55%)	Our primary measure of profitability, which we believe is a strong driver of shareholder value	BWXT Consolidated	$204.8 million	$256.1 million	$307.3 million	$281.3 million[1]
Free Cash Flow (25%)	Supports strategic business plan to promote strong cash flow generation	BWXT Consolidated	$139.1 million	$173.9 million	$208.7 million	$187.2 million

1	This result reflects a $16.1 million downward adjustment applied by our Compensation Committee to exclude the impact of an accrual reversal related to a favorable litigation outcome.

28 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

 CEO RETIREMENT AND TRANSITION

•	On November 29, 2016, P. Sandy Baker announced his intention to retire effective May 31, 2017.

•	We appointed our Chief Operating Officer, Rex D. Geveden, as President, Chief Executive Officer and Director effective January 1, 2017.

•
To ensure a seamless transition and leverage his knowledge of operational matters until his retirement, we entered into a Transition and Separation Agreement with Mr. Baker on November 30, 2016 (the "Transition Agreement") pursuant to which he expects to serve as a Special Adviser until his retirement.

•
In recognition of his over 45 years of service to BWXT and the 42% increase in the Company's stock price during his 18-month tenure as our Chief Executive Officer, the Transition Agreement provided one-time modifications to his outstanding long-term incentive awards to allow the unvested portions to continue vesting in accordance with the normal vesting schedule following his retirement, subject to the satisfaction of applicable performance conditions for his performance restricted stock unit awards.

STRONG COMPENSATION GOVERNANCE PRACTICES
The following are practices we follow to incentivize performance and foster strong corporate governance on our compensation program:

WHAT WE DO:	WHAT WE DON’T DO:
 ✓ Pay for Performance. Significant emphasis on incentive and performance-based compensation.
✓ Compensation program responsive to stockholder feedback. We seek stockholder input and perspective on our compensation program.
✓ Benchmarking to Similarly Sized Companies. We avoid benchmarking executive pay to oversized peers by utilizing data that is revenue regressed to account for our company size.
✓ Clawbacks. We can recover compensation under our annual and long-term incentive plans in various circumstances.
✓ “Double Trigger” cash severance in a change-in-control.
✓ Limited perquisites and tax reimbursements.
✓ Stock Ownership Requirements. We maintain robust requirements for our executives and board members.
✓ Independent Compensation Consultant.

 X  No Hedging or Pledging. We do not permit hedging or pledging of our securities by our officers/directors.
X  No Excise Tax Gross-ups. There are no tax gross-ups on change-in-control benefits.
X  No Employment Agreements for our Executive Officers.
X  No Excessive Risk-Taking in Our Incentive Compensation. Our annual and long-term incentive programs use multiple performance metrics and capped pay-outs and other features intended to minimize the incentive to take overly risky actions.
X  No guaranteed minimum pay-out for our annual or long-term performance-based awards.

2017 PROXY STATEMENT 29

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 2: COMPENSATION STRUCTURE
PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION
We seek to provide reasonable and competitive compensation to executives through programs structured to:

•	attract and retain well-qualified executives;

•	incent and reward short- and long-term financial and other company performance, as well as individual contributions; and

•	align the interests of our executives with those of our stockholders.
We also subscribe to a “pay-for-performance” philosophy when designing executive compensation. For us that means a substantial portion of an executive’s target compensation should be “at risk” and performance-based where the value of one or more elements of compensation is tied to the achievement of pre-determined financial and/or other measures we consider important drivers in the creation of stockholder value.
Our compensation philosophy requires that a substantial portion of total compensation be designed to appropriately balance short and long-term performance incentives to align our Named Executives’ interests with those of our stockholders.
ELEMENTS OF EXECUTIVE COMPENSATION
To support our compensation philosophy and objectives, our executive compensation program consists of the key elements identified in the graphs below. In addition to the elements of Total Direct Compensation, we also offer other benefits and practices to promote retention. See “Section 3: Other Benefits and Practices” on the following pages of this CD&A for additional information on these benefits and practices.
The Compensation Committee does not set a specific target allocation among the elements of total direct compensation; however, long-term incentive compensation typically represents the largest single element of target total direct compensation and performance-based compensation constitutes the substantial majority of a Named Executive’s target total direct compensation, as demonstrated in the chart below.

 2016 Total Direct Compensation

30 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

DETERMINING NAMED EXECUTIVE COMPENSATION
The following is a summary of responsibilities and data sources used by our Compensation Committee to determine our executive compensation program.

How Compensation Decisions Are Made
Our Compensation Committee
•
The Compensation Committee establishes the target total direct compensation of our executives and administers other benefit programs.
•
The committee reviews the design of the program and establishes the performance metrics and goals under the incentive programs.
•
The committee evaluates Company and individual performance outcomes and ensures the appropriate balance of performance metrics is used.

Compensation Planning Timeline
•
August 2015 – October 2015: Members of our management team and our Lead Independent Director engaged directly with our stockholders to discuss our compensation programs and governance practices.
•
October 2015 – January 2016: Stockholder feedback was reported at meetings of the committee; 2016 plan design alternatives and considerations were discussed and refined; 2015 performance results were monitored.
•
February 2016: The 2016 compensation plan design and performance goals were approved in February 2016.

How Our Compensation Committee Set Annual and Long-Term Incentive Performance Goals
Determining Financial Goals
•
Our Compensation Committee strives to set financial performance goals that are rigorous enough to motivate our executives and our businesses to achieve meaningful increases over prior year results, but within reasonably obtainable parameters to discourage pursuit of excessively risky business strategies.
•
For our annual incentive plan, the committee set financial performance goals as follows:
◦
Operating Income (55%):  The committee set a target goal representing a 6.7% year-over-year increase following a bottoms-up operations and management review.
◦
Free Cash Flow (25%): The committee set the target goal based on the Company's 2016 free cash flow forecast.
•
The committee set our 2016 long-term incentive plan financial performance goals as follows:
◦
3-Year Cumulative Earnings Per Share (50%): The target goal was set to align with the Company's strategic plan and to drive towards mid to high range of external analyst guidance.
◦
Return on Invested Capital (50%):  The target goal was established to be higher than the average return on invested capital of our compensation peer group and historical internal target performance.

Determining Safety Goals
•
To promote rigor and continuous improvement in our safety goals, our committee set our primary safety goals, Total Recordable Incident Rate ("TRIR") and Days Away, Restricted or Transferred ("DART") to achieve a 5% improvement on the average of prior three years' results, while still incentivizing continuous improvement by capping safety performance payout at 1X if performance does not meet or exceed prior years' results.
•
For our third safety goal, EHS Business Plans ("EHS BP"), our committee established only a target performance goal, so that any result below target goal results in zero payout for EHS BP.

2017 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS

Resources and Advisers to Our Compensation Committee
Independent Outside Consultant (Korn Ferry Hay Group)
•
Provides the Compensation Committee with information and advice on the design, structure and level of executive and director compensation.
•
Attends Compensation Committee meetings, including executive sessions.
•
Engaged and directed by the Compensation Committee.
•
Works directly with our Compensation Committee on executive compensation, including our Executive Chairman’s and Chief Executive Officer’s compensation.

Management
•
Our Human Resources department, in consultation with the Compensation Committee chair and Hay Group, prepares information for the Compensation Committee, including market data provided by Hay Group and recommendations of our Executive Chairman and Chief Executive Officer regarding compensation of other executives.
•
Our Executive Chairman, Chief Executive Officer and senior Human Resources personnel attend committee meetings and, as requested by the Compensation Committee, participate in deliberations on executive compensation (except in respect to their own compensation) and select executive sessions.

Stockholder Outreach and Stockholder Vote on Executive Compensation
•
We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our Named Executives.
•
Approximately 87% of the votes cast at our 2016 annual meeting on the executive compensation proposal were voted in favor of our executive compensation.
•
Although our stockholders expressed strong support for our 2016 executive compensation proposal, members of our management team conducted an outreach program with our stockholders in 2015 following the spin-off of our former Power Generation business, and again in 2016, to discuss executive compensation and other matters.
•
Our Compensation Committee considered stockholder feedback when selecting 2016 financial performance metrics and the mix of equity award vehicles. Our stockholder engagement efforts in 2015 informed our committee’s decision to select return on invested capital as a long-term performance metric for 2016 and to eliminate stock options as an equity award vehicle.

How We Set Target Compensation
Target +/-15% of Median Compensation
•
We believe compensation is competitive at or near the median compensation paid for comparable positions.
•
We generally seek to set target compensation for each element of total direct compensation at approximately +/-15% of the median compensation determined through benchmarking (referred to as “median” or “median range” in this CD&A).
•
The Compensation Committee may adjust a Named Executive’s target compensation, including setting it outside the median range, for a variety of reasons, including:
◦
performance;
◦
tenure;
◦
experience;
◦
succession planning;
◦
internal equity; and
◦
other factors or situations that are not typically captured by looking at standard market data.
•
Compensation actually earned by a Named Executive may be outside the median range targeted, depending on the achievement of performance goals, fluctuations in our stock price and/or satisfaction of vesting conditions.

32 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

How We Benchmark Total Direct Compensation
Primary Benchmark: Revenue-Regressed Hay Group Survey Data
•
Hay Group’s Industrial Executive Compensation Survey served as the Compensation Committee’s primary benchmark for setting the amount of executive compensation in 2016. References to “median range” are references to this survey data.
•
Hay Group applies revenue regression to the survey data to account for our company size relative to the organizations comprising the survey.
•
On an annual basis, Hay Group provides the Compensation Committee with an analysis comparing prior year executive target compensation to compensation for comparable positions at the 25th, 50th (median) and 75th percentiles using Hay Group survey data and, as applicable, data from public company proxy statements.
•
This survey represented Hay Group’s proprietary annual compensation survey tracking 2015 executive compensation from over 300 general industry organizations.
•
The component companies comprising the 2015 Hay Group survey are determined by Hay Group without input from the Compensation Committee.

Secondary Benchmark: Custom Peer Group Proxy Data
•
Proxy data from our custom peer group serves as a secondary, supplemental benchmark to the Hay Group Survey Data.
•
For our committee’s 2016 executive compensation review, this group consisted of 18 companies with whom we compete for executive talent from the aerospace and defense industry. The companies comprising our custom peer group for 2016 are listed at the end of this CD&A.
•
Compensation information from this group represented the actual, non-regressed 2014 compensation reported in 2015 publicly available Securities and Exchange Commission filings.
•
Because we compete with the custom peer companies for executive talent, the Compensation Committee reviewed the applicable proxy data when setting target compensation for our Named Executives, but it was not weighted in the determination of median compensation, except to the extent any of the Company’s custom peer companies were also a component company in Hay Group’s Industrial Executive Compensation Survey.
•
The committee also utilizes the custom peer group to benchmark the design of our incentive compensation.

SECTION 3: COMPENSATION ANALYSIS AND OUTCOMES
2016 TARGET TOTAL DIRECT COMPENSATION OVERVIEW
The chart below shows the 2016 target total direct compensation for each Named Executive. Except for Mr. Geveden and Mr. Canafax, the 2016 target total direct compensation for each of our Named Executives was within the survey range applicable to the executive.

2016 TARGET TOTAL DIRECT COMPENSATION

Named Executive	Annual Base Salary ($)	Annual Incentive ($)	Long-Term Incentive ($)(1)	Target Total Direct Compensation ($)
P. Sandy Baker	675,000	601,880	1,500,000	2,776,880
David S. Black	390,000	231,750	500,000	1,121,750
John A. Fees	600,000	431,250	1,000,000	2,031,250
Rex D. Geveden	525,000	420,000	1,145,000	2,090,000
James D. Canafax	500,000	298,500	750,000	1,548,500
(1) The Target Value reported for each Named Executive excludes a separate, one-time adjustment to each Named Executive's long-term incentive award value in 2016 to compensate the Named Executive for the loss of future Company contributions to the Named Executive's SERP account, which were discontinued in 2016. The value of this one-time adjustment was $60,000 for Mr. Baker; $35,000 for Mr. Black; $40,000 for Mr. Fees; $47,000 for Mr. Geveden and $21,000 for Mr. Canafax.
ANNUAL BASE SALARY
Our Compensation Committee generally reviews base salaries of our Named Executives on an annual basis with any adjustments to base salary effective April 1 of each year, with occasional reviews during the year to reflect promotions, increases in responsibilities or other compensation-related events. Set forth below are the base salaries for each of our Named Executives, as determined by the Compensation Committee. Due to the unique structure and division of responsibilities between our Executive Chairman and Chief Executive Officer, the

2017 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee utilized benchmarking data for Mr. Baker that was a blend of both Chief Operating Officer and Chief Executive Officer market data.
2016 ANNUAL BASE SALARY BENCHMARKING DATA

Named Executive	January 2016 Salary ($)	April 2016 Salary ($)	% Variance from Median (Survey) [1]	% Variance from Median (Proxy)
Mr. Baker	650,000	675,000	3%	-15%
Mr. Black	375,000	390,000	-2%	-16%
Mr. Fees	500,000	600,000	-16%	-—
Mr. Geveden	525,000	525,000	22%	5%
Mr. Canafax	490,000	500,000	35%	30%

1	Mr. Baker’s benchmark was a composite of CEO and COO market data in recognition of our Executive Chairman position.
ANNUAL INCENTIVE COMPENSATION
Overview and Design. We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee administers cash-based annual incentive compensation for our Named Executives through our Executive Incentive Compensation Plan (“EICP”), which was previously approved by our stockholders. The following provides details on the performance measures selected by our Compensation Committee for our 2016 annual incentive plan.

2016 EICP Performance Measures
Financial (80%) • Operating Income (55%) • Free Cash Flow (25%)
Rationale:    Operating Income is our primary measure of profitability, which we believe is a strong driver of shareholder value; Free Cash Flow promotes management focus on strong cash flow generation to support our balanced capital deployment strategy between dividends, mergers and acquisitions and share repurchases

Key Features:    No pay-out unless at least threshold BWXT consolidated operating income performance goal is achieved; financial performance determines the maximum amount a Named Executive can earn[1]

Pay-Out Calculation: Ranges from 0% - 200% based on achievement against goals; result is referred to as the “Financial Multiplier”

Safety (10%) • TRIR (4%) • DART (4%) • EHS BP (2%)
Rationale:    Key component for the success of our business; TRIR and DART focus attention on day-to-day operational safety by measuring, respectively, (1) the rate of recordable workplace injuries, and (2) the severity of injuries; EHS BP promotes forward-looking focus on longer-term safety planning by requiring each operating entity to outline and define critical activities to be undertaken during the calendar year to continuously improve performance

Key Features:     Safety “circuit breaker” limits safety result pay-out to 1X if TRIR and DART results met or exceeded target goals but did not improve on prior year results; target performance for TRIR and DART set at a 5% improvement over the average score of the prior 3 year period; no threshold performance for EHS BP metric, so any result below target goal results in zero payout for EHS BP; 2% threshold target for TRIR and DART

Pay-Out Calculation:    Ranges from 0% - 100%, multiplied by “Financial Multiplier;” referred to as the “Safety Performance Result”

Individual (10%)
Rationale and Key Feature:    Allows our Executive Chairman and CEO (or the Compensation Committee, in the case of Messrs. Baker and Fees) to differentiate incentive pay-outs among our Named Executives by exercising negative discretion on the target amount of each Named Executive’s individual performance component, based on the assessment of each Named Executive’s individual performance during 2016.[1]

Pay-Out Calculation:    Ranges from 0 - 100%, multiplied by “Financial Multiplier;” referred to as the “Individual Performance Result”

34 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

1
Mr. Black was also technically eligible for a discretionary adjustment to his individual performance weighting (between 0 and 20%) as a result of not being a “covered person” for purposes of Section 162(m) of the Internal Revenue Code. Although this adjustment could result in an award beyond the maximum amount determined by financial performance under the EICP, our practice is to not apply this discretionary adjustment to Mr. Black to be consistent with our other Named Executives.

The Committee established the following financial performance goals for 2016.

2016 EICP Financial Goals
Metric (Weight)	BWXT Business Unit	Threshold Goal 80% of Target 50% Payout	Target Goal 100% of Target 100% Payout	Maximum Goal 120% of Target 200% Payout	Actual
Operating Income (55%)	BWXT Consolidated	$204.8 million	$256.1 million	$307.3 million	$281.3 million[1]
Free Cash Flow (25%)	BWXT Consolidated	$139.1 million	$173.9 million	$208.7 million	$187.2 million

1	This result reflects a $16.1 million downward adjustment applied by our Compensation Committee to exclude the impact of an accrual reversal related to a favorable litigation outcome.
Regardless of the level of performance achieved, the Compensation Committee retains the right to decrease the amount of annual incentive compensation payable in its discretion.
Summary of EICP Payments. The total payout percentage represents the combined results of applicable financial, individual and safety performance. The amount paid under the EICP for 2016 can be illustrated by the following formula:
Earnings from Salary  x  Target  %  x  Total Payout  % (0 – 200%)  =  Total Cash Award
The Total Payout % is the sum of the Financial Multiplier, Safety Performance Result and Individual Performance Result.
The following table indicates the amount earned under the EICP by our Named Executives based for the 2016 performance period (January 1 - December 31, 2016). For each Named Executive, the financial performance result (the Weighted Financial Performance Percentage) established the maximum eligible amount of EICP for 2016 (the Eligible Amount).
ANALYSIS OF 2016 EICP PAY-OUT

	Mr. Baker	Mr. Black	Mr. Fees	Mr. Geveden	Mr. Canafax
Earnings from Salary	$668,750	$386,250	$575,000	$525,000	$497,500
Target Percentage	90%	60%	75%	80%	60%
Weighted Financial Performance Percentage	145.6%	145.6%	145.6%	145.6%	145.6%
Eligible Amount[1]	$876,149	$337,358	$627,771	$611,394	$434,526
Total 2016 EICP Pay-Out[2]	$876,149	$337,358	$627,771	$611,394	$434,526
Total 2016 Pay-Out Multiplier	145.6%	145.6%	145.6%	145.6%	145.6%

1	Amounts may not foot due to rounding.
2	Amount is based upon financial, safety and individual performance results.

 Analysis of Target Percentage.    The Compensation Committee set target percentages indicated in the table during its annual review of executive compensation in February 2016. The following table shows the 2016 target annual incentive compensation for each Named Executive based on the executive’s target percentage and projected 2016 earnings from salary, relative to his benchmark. The Compensation Committee set Mr. Geveden's annual incentive award above the median range due to succession planning considerations and to match his target annual incentive award opportunity from his previous employer. For Mr. Canafax, the committee set his target

2017 PROXY STATEMENT 35

COMPENSATION DISCUSSION AND ANALYSIS

annual incentive award opportunity for performance considerations and in recognition of his dual role as BWXT's General Counsel and Chief Compliance Officer.
2016 TARGET ANNUAL INCENTIVE COMPENSATION

Named Executive	EICP Target%(1)	% Variance From Median (Survey Data)	% Variance from Median (Proxy Data)
Mr. Baker	90%	7%	-38%
Mr. Black	60%	-6%	-33%
Mr. Fees	75%	-11%	—
Mr. Geveden	80%	33%	-7%
Mr. Canfax	60%	55%	18%

(1)
Each Named Executive’s EICP target compensation was calculated by multiplying the applicable EICP Target % by the applicable projected earnings from salary during 2016. See “Executive Compensation – Summary Compensation Table” for each Named Executives’ earnings from salary during 2016.

At the time the Compensation Committee established the 2016 financial goals, it designed the 2016 annual incentive plan to exclude from actual operating income results the effect of certain pre-established items that it believed would not reflect operating performance, including (1) expenses associated with restructuring activity or asset acquisitions or dispositions, (2) pension accounting mark-to-market losses, (3) losses in respect of legal proceedings, (4) acquisition related amortization and (5) certain other unusual or non-recurring items.
Analysis of 2016 EICP Performance Results.    The following table summarizes the level of attainment of the financial and safety results relative to the target goals.

ANNUAL INCENTIVE PERFORMANCE RESULTS

Analysis of Financial Performance.    The adjusted financial performance results for the 2016 Performance Period achieved a 1.4556x pay-out for each of our Named Executives before taking into account safety and individual performance. These results included mandatory, pre-established adjustments from our GAAP operating income results for the items discussed on the previous page. In determining final EICP pay-out amounts, our Compensation Committee also exercised negative discretion by applying a downward adjustment to reflect operating income performance without the effect of a beneficial reversal of an accrual that resulted from a favorable litigation appeal.

36 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Analysis of Safety and Individual Performance.    The following table sets forth the threshold and target goals applicable to each safety metric and the level of achievement in 2016:

2016 Safety Goals and Actual Results
Safety Metric	Threshold	Target	Actual Result
TRIR	0.92	0.84	0.77
DART	0.37	0.33	0.30
EHS BP	None	97%	100
Total Safety Multiplier	4%	10%	10%
Our Named Executives are also evaluated on pre-established individual performance goals. For Messrs. Fees and Baker, the Compensation Committee evaluates their individual performance based on the following criteria: (1) leadership; (2) strategic planning; (3) financial results; (4) succession planning; (5) communications; and (6) Board relations. Our other Named Executives are evaluated on performance goals specific to their respective roles and responsibilities. No negative discretion was applied towards the individual performance results of our Named Executives for 2016.
LONG-TERM INCENTIVE COMPENSATION
Analysis of 2016 Target Long-Term Incentive Awards.    In determining the type and mix of stock granted to our Named Executives, the Compensation Committee seeks to maintain a strong correlation between pay and performance while promoting retention of key employees. The Compensation Committee allocated 2016 long-term incentive compensation as follows:
2016 Long-Term Incentive Vehicles
For 2016, the Compensation Committee made the following enhancements to our long-term incentive award mix:

•
returned performance-based stock awards to long-term incentive mix after suspending their use for one year due to the unique challenges of using performance awards during the year of the spin-off of our former Power Generation business;

•	increased the proportion of the performance-based stock award vehicle to 60% of the total long-term incentive mix; and

•	eliminated the use of stock options as an award vehicle.

2017 PROXY STATEMENT 37

COMPENSATION DISCUSSION AND ANALYSIS

2016 Performance Restricted Stock Units

Attributes	Rationale
•
Vest between 0% and 200% of the amount of initial shares granted depending on cumulative diluted EPS performance (50% weighting) and average return on invested capital ("ROIC") performance (50% weighting) attained during performance period
•
Performance period runs from January 1, 2016 through December 31, 2018
•
For each performance measure, results at the threshold, target and maximum goals produce vesting at 50%, 100% and 200%, respectively, of the initial performance restricted stock units granted.
•
Vesting for performance results between threshold and target or target and maximum is determined by linear interpolation. No amount will vest with respect to any performance measure unless threshold results are attained.
•
EPS results exclude the effect of share repurchases conducted during the performance period.

•
We believe that over the long-term, there is a high degree of correlation between earnings per share and stock price.
•
Accordingly, we use earnings per share in long-term stock-based compensation to more closely align our goals with stockholder interests.
•
We believe using different performance measures than in the annual incentive compensation program reduces the focus on a single metric at the expense of others, helping to mitigate risk related to incentive compensation.
•
Including ROIC helps promote management focus on asset utilization.

The Compensation Committee set target and maximum goals based on the sum of non-GAAP earnings per share estimates for each year of the Performance Period. To complement financial results under our annual incentive compensation program, we derived the estimates from the operating income target goal used in 2016 annual incentive compensation and assumed operating income growth rates of 7% and 12% for target and maximum goals, respectively. The committee believed these growth rates to be rigorous given the company's 4.48% operating income growth rate over the previous 3 year period.

We set the threshold goal at 80% of the cumulative earnings per share target goal, consistent with the structure of annual incentive compensation. We set threshold, target and maximum goals for average ROIC at 11.5%, 14.5% and 17.5%, which the Compensation Committee determined to be appropriate based on management’s projections of the Company’s financial results during the Performance Period.
For more information regarding the 2016 restricted stock units, see the Grants of Plan-Based Awards table under “Compensation of Executive Officers” below and disclosures under “Compensation of Executive Officers – Estimated Future Payouts Under Equity Incentive Plan Awards.”

Value of 2016 Target Long-Term Incentive Compensation.    The following table shows the 2016 target long-term incentive compensation for each Named Executive relative to his benchmark.
2016 TARGET LONG-TERM INCENTIVE COMPENSATION

Named Executive	Target Value(1)	% Median (Survey Data)(2)	Median (Proxy Data)
Mr. Baker	$1,500,000	-2%	-9%
Mr. Black	$500,000	1%	-28%
Mr. Fees	$1,000,000	-12%	—
Mr. Geveden	$1,145,000	110%	50%
Mr. Canafax	$750,000	89%	44%

(1)
The Target Value reported for each Named Executive excludes a separate, a one-time adjustment to each Named Executive's long-term incentive award value in 2016 to compensate the Named Executive for the loss of future Company contributions to the Named Executive's SERP account, which were discontinued in 2016. The value of this one-time adjustment was $60,000 for Mr. Baker; $35,000 for Mr. Black; $40,000 for Mr. Fees; $47,000 for Mr. Geveden and $21,000 for Mr. Canafax. The value of the target long-term incentive compensation represents the nominal value used to determine the number of shares, units or stock options granted as long-term compensation, rather than the grant date fair value computed for financial reporting purposes in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). For a discussion of the grant date fair values, see “Summary Compensation Table” in “Executive Compensation” on the following pages.

(2)	Mr. Baker’s benchmark was a composite of CEO and COO market data in recognition of our Executive Chairman position.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee set Mr. Baker’s target long-term incentive compensation at a value it determined appropriate relative to the median long-term incentive compensation applicable to him. The Committee set Mr. Geveden's target value to take into account the value of equity awards that Mr. Geveden forfeited in his previous position when he joined BWXT in October 2015. The survey data and proxy data reported for Mr. Canafax do not take into account his additional responsibilities as our Chief Compliance Officer, and the Committee also considered performance and internal equity considerations when determining that a higher long-term incentive award value was warranted in his case.
Sizing Long-Term Incentive Compensation.    When granting stock, the Compensation Committee targets a dollar value, rather than a number of shares, units or options. The number of restricted stock units and stock options granted can be expressed through the following formula:
target value ($) / stock valuation ($)
The target value was set by the Compensation Committee as previously discussed. The stock valuation was determined by Hay Group based on the closing price of our common stock on the New York Stock Exchange on the date of grant. For restricted stock units, Hay Group adjusted the closing price to reflect the conditions of the stock grants, such as the vesting conditions and transfer restrictions. To ensure that restricted stock units vest in equal installments during the three-year vest term, the number of shares calculated was rounded to the nearest multiple of three. Because FASB ASC 718 does not calculate grant date fair values for financial reporting purposes using the same valuation, the target values of long-term incentive compensation may differ from the grant date fair values reported on the Summary Compensation Table and Grants of Plan Based Awards table.
SPIN-OFF COMPENSATION ARRANGEMENTS AND EQUITY CONVERSIONS
Spin-Off Arrangements
In connection with the spin-off, we entered into special agreements with certain officers, including Messrs. Baker, Black and Canafax (the “spin-off agreements”) and severance agreements with certain officers, including Mr. Fees (the “severance agreements”) to promote leadership continuity through the spin-off and to retain management for the newly created Babcock & Wilcox Enterprises, Inc. ("BWE") and our Company who possess experience with both companies’ operations. All of the spin-off agreements and severance agreements with our officers, except for the agreements with Messrs. Canafax and Fees, have expired.
For more information on the spin-off agreements and the severance agreements, see “Compensation of Executive Officers – Potential Payments Upon Termination or Change in Control” on the following pages.
The spin-off agreements and the severance agreements generally provide for certain severance benefits and payments if the applicable Named Executive’s employment is terminated prior to or after the effective date of a restructuring transaction by the Company without “cause” or by the Named Executive for “good reason” (each as defined in the spin-off agreements and the severance agreements) prior to the second anniversary of the effective date of a restructuring transaction in the case of Messrs. Canafax and Fees.

SECTION 4: OTHER BENEFITS AND PRACTICES
CEO RETIREMENT AND TRANSITION
In connection with his planned retirement on May 31, 2017 (the "Retirement Date"), Mr. Baker stepped down as our President and Chief Executive Officer and as a Director on December 31, 2016 (the "Resignation Date"). He will continue to serve as a Special Adviser to the Company until the Retirement Date. On November 29, 2016, our Board appointed Mr. Geveden as our President and Chief Executive Officer, as well as a member of our Board of Directors, effective January 1, 2017.
In connection with Mr. Baker’s transition to the Special Adviser role and planned retirement, the Company and Mr. Baker entered into a Transition and Separation Agreement on November 30, 2016 (the “Transition Agreement”). The Transition Agreement provides for the following compensation for Mr. Baker during his service as Special Adviser:

•	a base salary of $56,250 per month (paid in two installments per month);

•	continued eligibility for the full amount of his 2016 incentive bonus under the Company’s Executive Incentive Compensation Plan, subject to satisfaction of the applicable performance conditions;

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COMPENSATION DISCUSSION AND ANALYSIS

•	a performance bonus of up to $253,125 (the “Performance Bonus”), subject to the satisfaction of transition-related performance criteria as more particularly set forth in the Transition Agreement; and

•
continued participation in our employee benefit plans (subject to the terms and conditions of the plans) and other benefits available to our senior executives (other than the Company’s executive severance plan) while serving as Special Adviser.

Mr. Baker will not receive an annual incentive award or long-term incentive award in 2017. However, the Transition Agreement amends his equity awards under our LTIP that remain outstanding on the Retirement Date to allow for such awards to continue to vest on the normal vesting and exercisability dates set forth in the applicable grant agreements.
Mr. Baker’s base salary, Performance Bonus and the treatment of his equity awards as described above are conditioned upon his execution of a customary release and waiver of claims against the Company. In addition, the Transition Agreement also terminates Mr. Baker’s previously disclosed Change-in-Control Agreement as of his Resignation Date, and contains restrictions on Mr. Baker’s ability to compete with the Company and its affiliates, or solicit our employees, for two years following his Retirement Date.
OTHER BENEFITS AND PERQUISITES
Subject to applicable eligibility rules, our Named Executives receive all of the benefits offered to other BWXT employees generally, including medical and other health and welfare benefits and participation in our qualified defined plans. We offer these benefits to our Named Executives and other employees to promote retention. Our Named Executives receive additional limited perquisites, which we provide to attract and retain key personnel.
We provide the following perquisites to our Named Executives: relocation and temporary housing assistance, travel allowance, annual physicals, tax and financial planning services, reimbursement of limited expenses in connection with a spouse accompanying them on business travel and other miscellaneous items. We believe the personal benefits offered to our Named Executives are reasonable and appropriate. We also provide our Named Executives with limited tax assistance with respect to relocation and the reimbursement of limited spousal expenses discussed above. For relocation, the Company provides tax assistance to Named Executives on the same basis provided to other employees receiving relocation assistance.
For a description of the values and valuation methodology associated with perquisites provided in 2016, see the notes and narratives to the Summary Compensation Table under “Compensation of Executive Officers” below.
RETIREMENT BENEFITS
Overview.    We provide retirement benefits through a combination of (1) qualified and non-qualified defined benefit pension plans (our “Pension Plans”), (2) qualified and non-qualified defined contribution retirement plans (our “Thrift Plans”), and (3) a supplemental non-qualified defined contribution executive retirement plan. Due to the volatility, cost and complexity associated with defined benefit plans and evolving employee preferences, we have taken steps over the past several years to shift away from traditional defined benefit plans toward defined contribution plans by closing our pension plans to new and unvested salaried employees and freezing benefit accruals for existing salaried participants with less than five years of credited service. In 2012, we announced that all benefit accruals for salaried employees still accruing benefits under the Pension Plans would be frozen following a transition period. Those benefit accruals were frozen effective December 31, 2015. In lieu of future defined benefit plan accruals under those plans, we provide additional cash contributions to eligible employees’ Thrift Plan account, discussed below.
Pension Plans.    As a result of the recent changes in eligibility requirements, none of our Named Executives other than Mr. Baker, Mr. Black and Mr. Fees participate in our Pension Plans, which are comprised of qualified and non-qualified excess retirement plans. The excess plan covers a small group of highly compensated employees whose ultimate benefits under the qualified Pension Plans are reduced by Internal Revenue Code (“IRC”) limits on the amount of benefits that may be provided, and on the amount of compensation which may be taken into account in computing benefits. Benefits under the non-qualified excess plan in which our Named Executives participate are paid from the general assets of the Company. See the “Pension Benefits” table under “Compensation of Executive Officers” below for more information regarding the Pension Plans.
Thrift Plans.    We maintain two primary defined contribution retirement plans: (1) a broad-based, qualified 401(k) plan (our “401(k) Plan”) and (2) a non-qualified restoration plan (our “Restoration Plan”). All of our Named Executives participated in the 401(k) Plan in 2016. Our Compensation Committee established the Restoration Plan to (1) more closely align our executive retirement plans with general and industrial market practices as indicated by

40 2017 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Hay Group benefit data, (2) ensure the competitiveness of retirement benefits for our executives who are not eligible to participate in our Pension Plans, and (3) mirror the dual qualified and non-qualified plan design of our Pension Plans. Our Restoration Plan seeks to restore benefits provided by our 401(k) Plan that are precluded by IRC limits on eligible compensation and total contributions. The Restoration Plan contains the same principal components as our 401(k) Plan.
All of our Named Executives participated in our Restoration Plan in 2016. Our obligations under the Restoration Plan are unfunded and plan benefits are payable from the general assets of the Company.
Supplemental Plans.    We also maintain a supplemental executive retirement plan (our “SERP”) . The SERP provides participants with additional opportunities to defer the payment of certain compensation earned from us. In 2016, we discontinued Company contributions to participants’ SERP accounts, but participants may still make individual contributions to their notional accounts.
See the “Nonqualified Deferred Compensation” table and accompanying narrative under “Compensation of Executive Officers” below for more information about the Restoration Plan and SERP.
SEVERANCE ARRANGEMENTS
BWXT Severance Plan.    Prior to 2012, we maintained a broad-based severance plan to provide a measure of financial assistance to eligible employees who are involuntarily terminated in connection with a permanent reduction in force. In 2012, in consultation with Hay Group, the Compensation Committee approved the replacement of our broad-based plan with a new modified plan and approved a new executive severance plan. The BWX Technologies, Inc. Executive Severance Plan was amended and restated as of July 1, 2015. For Messrs. Canafax and Fees, however, the severance benefits payable under their spin-off agreement and severance agreement, respectively, entered into in connection with the spin-off are in lieu of any benefits payable under our executive severance plan. See “Compensation of Executive Officers — Potential Payments Upon Termination or Change In Control” below for more information on the spin-off and severance agreements with our Named Executives.
Change-in-Control Agreements.    The Compensation Committee has offered change-in-control agreements to executives, including Named Executives, since 2010. We believe change-in-control agreements protect stockholders’ interests by serving to:

•	attract and retain top-quality executive management;

•	assure both present and future continuity of executive management in the event of a threatened or actual change in control; and

•	ensure the objective focus of executive management in the evaluation of any change in control opportunities.
Our change-in-control agreements contain what is commonly referred to as a “double trigger,” that is, they provide benefits only upon a qualified termination of the executive within one year following a change in control. Stock awards, however, are subject to separate agreements, which vest outstanding stock immediately on the occurrence of a change in control, regardless of whether there is a subsequent termination of employment. Additionally, the change-in-control agreements do not provide any tax gross-up on the benefits following a qualified termination. Instead, the change-in-control agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to an executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the executive retaining a larger after-tax amount. The provision was included with the intent of benefiting the Company by seeking to preserve the tax deductibility of the benefits paid under the agreement, without compromising the objectives for which the agreement was approved.
See the “Potential Payments Upon Termination or Change in Control” tables under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the change in control agreements with our Named Executives, events considered to be change in control events and other plans and arrangements that have different trigger mechanisms relating to a change in control.
OTHER COMPENSATION POLICIES AND PRACTICES
Stock Ownership Guidelines.    We maintain stock ownership guidelines for our executives and non-management directors. These guidelines establish minimum stock ownership levels of two to five times annual base salary for our executives, and five times annual base retainer for non-management directors. The ownership multiple applicable to our Named Executives are:

•	Executive Chairman, Chief Executive Officer and non-management directors – Five (5)

•	Other Named Executives – Three (3)

2017 PROXY STATEMENT 41

COMPENSATION DISCUSSION AND ANALYSIS

Directors and executives have five years to achieve their respective minimum ownership levels. The Governance Committee annually reviews the compliance with these guidelines and has discretion to waive or modify the stock ownership guidelines for directors and executives. No executive or director is authorized to sell any shares of our common stock (other than to satisfy applicable withholding tax obligations resulting from a transaction involving such stock or to cover the exercise price of stock options) unless they have met their respective guideline.
Timing of Stock Awards.    To avoid timing stock awards ahead of the release of material nonpublic information, the Compensation Committee generally approves our annual stock-based awards effective as of the third day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the Securities and Exchange Commission. We have followed this practice for all long-term incentive compensation grants to Named Executives since our spin-off from McDermott, subject to certain limited exceptions.
Hedging, Pledging and Short Sale Policies.    We also maintain a policy that prohibits all directors, officers and employees from trading in puts, calls or other options on BWXT’s common stock and otherwise engaging in hedging transactions that are designed to hedge or offset any decrease in the market value of our common stock. The directors, officers and employees are also prohibited from pledging company securities and engaging in short sales of company securities.
Clawbacks.    Since 2011, incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.
PROXY DATA —CUSTOM PEER GROUP FOR 2016 COMPENSATION
Set forth below are the peer companies we have selected as our secondary benchmark for 2016 compensation purposes.

AAR Corp	Ducommun Incorporated	Huntington Ingalls Industries, Inc.
Aerojet Rocketdyne Holdings, Inc.	Engility Holdings Inc.	Kratos Defense & Security Solutions,Inc.
Astronics Corporation	Esterline Technologies Corporation	Moog Inc.
B/E Aerospace, Inc.	Harris Corporation	Orbital ATK, Inc.
Cubic Corporation	HEICO Corp.	Teledyne Technologies Incorporated
Curtiss-Wright Corporation	Hexcel Corporation	TransDigm Group Incorporated

42 2017 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that BWXT specifically incorporates it by reference into such filing.
We have reviewed and discussed the Compensation Discussion and Analysis with BWXT’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Charles W. Pryor, Jr., Chairman
Robb A. LeMasters
Robert L. Nardelli
Barbara A. Niland

2017 PROXY STATEMENT 43

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS
The following table summarizes prior compensation of our Named Executives for the time periods in which each was a Named Executive.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensa-tion(4)	Change in Pension Value and Nonqual-ified Deferred Compen-sation Earnings(5)	All Other Compensation(6)	Total
P. Sandy Baker, 2016 Chief Executive Officer and President	2016	$668,750	$—	$4,478,921	$737,421	$876,149	$—	$108,096	$6,869,337
	2015	$568,750	$—	$2,305,895	$643,842	$562,818	$391,103	$69,334	$4,541,742
	2014	$447,917	$—	$474,360	$184,903	$432,048	$704,059	$53,889	$2,297,176
David S. Black, Senior Vice President, Chief Financial Officer and Treasurer	2016	$386,250	$—	$573,371	$—	$337,358	$—	$99,584	$1,396,563
	2015	$350,000	$—	$921,198	$192,443	$223,313	$66,166	$86,342	$1,854,461
John A. Fees, Executive Chairman	2016	$575,000	$—	$1,114,522	$—	$627,771	$—	$97,934	$2,415,227
	2015	$250,000	$—	$1,119,958	$—	$200,250	N/A	$147,244	$1,742,452
Rex D. Geveden, Current President and Chief Executive Officer	2016	$525,000	$212,500	$1,277,467	$—	$611,394	$—	$153,301	$2,779,662
James D. Canafax, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2016	$497,500	$—	$826,274	$—	$434,526	$—	$119,252	$1,877,552
	2015	$486,250	$—	$2,103,476	$318,163	$343,890	N/A	$140,326	$3,467,105
	2014	$470,000	$—	$577,143	$225,819	$346,713	N/A	$84,865	$1,704,540

(1)	See “Salary” below for a discussion of the amounts reported in this column.

(2)	See "Bonus" below for a discussion of the amounts reported in this column.

(3)	See “Stock and Option Awards” below for a discussion of the amounts included in this column.

(4)	See “Non-Equity Incentive Plan Compensation” below for a discussion of the amounts included in this column.

(5)	See “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below for a discussion of the amounts included in this column.

(6)	See “All Other Compensation” below for a discussion of the 2016 amounts included in this column.

Salary.    Amounts reported in the “Salary” column above include amounts that have been deferred under our qualified and non-qualified deferred compensation plans.

Bonus. The amount reported in this column for Mr. Geveden represents 50% of a one-time bonus he received in Feburary 2016 stemming from joining our Company as our Chief Operating Officer in October 2015. The one-time bonus represents reimbursement for cash he forfeited from his previous employer, and is subject to 100% reimbursement to the Company if Mr. Geveden voluntarily leaves the Company on or prior to the first anniversary of such payment.

Stock and Option Awards.    The amounts reported in the “Stock Awards” and “Option Awards” columns for each Named Executive other than Mr. Baker represent the aggregate grant date fair value of all stock and option awards granted to Named Executives in 2016 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, excluding the effect of estimated forfeitures. The amount reported for Mr. Baker in the "Stock Awards" column represents the sum of (1) the aggregate grant date fair value of all stock awards granted to Mr. Baker in 2016 and (2) the aggregate incremental fair value computed in accordance with FASB ASC Topic 718, of the modification on November 30, 2016 of Mr. Baker's stock awards to allow the unvested portions to continue to vest in accordance with the award terms following his retirement. The amount reported in the "Option Awards" column for Mr. Baker represents the incremental fair value computed in accordance with FASB ASC Topic 718 of the modification to option awards granted prior to 2016 to allow for their continued vesting and excercisability in accordance with their terms following his retirement.

44 2017 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

Excluding the incremental fair values associated with these modifications, the grant date fair values of stock awards granted to Mr. Baker in 2016 were as follows (no option awards were granted):

Mr. Baker Stock Awards	Mr. Baker Option Awards
$1,671,816	$—

The amounts reported in the "Stock Awards" column include the grant date fair values of restricted stock units and performance restricted stock units granted to our Named Executives in 2016. The values for performance restricted stock units are based on our Named Executives attaining target performance levels, which we determined was the probable outcome at the time of grant. Assuming maximum performance levels were probable, the grant date fair values of each Named Executive's performance restricted stock unit awards would be as follows: $3,801,681 for Mr. Baker; $678,768 for Mr. Black; $1,319,512 for Mr. Fees; $1,512,379 for Mr. Geveden and $978,245 for Mr. Canafax.

For a discussion of the valuation assumptions used in determining the grant date fair value, see Note 10 to our consolidated financial statements  included in our annual report on Form 10-K for the year ended December 31, 2016.

See the “Grants of Plan-Based Awards” table for more information regarding the stock awards granted to our Named Executives in 2016.

Non-Equity Incentive Plan Compensation.    The amounts reported in the “Non-Equity Incentive Plan Compensation” column are attributable to the annual incentive awards earned under our EICP. See the “Grants of Plan-Based Awards” table for more information regarding the annual incentive awards earned in 2016.

Change in Pension Value and Nonqualified Deferred Compensation Earnings.    The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the changes in actuarial present values of the accumulated benefits under defined benefit plans, determined by comparing the prior completed fiscal year end amount to the covered fiscal year end amount. The discount rates applicable to our pension plans are 4.2% and 4.1% for the Qualified Plan and Excess Plan, respectively, at December 31, 2016. The discount rate applicable to our pension plans at December 31, 2015 and December 31, 2014 was 4.3% and 4.0%, respectively. In the case of Messrs. Baker, Black and Fees, the change in actuarial present value was a negative number in 2016 (-$112,236 for Mr. Baker, -$25,642 for Mr. Black and -$48,945 for Mr. Fees).

All Other Compensation.    The amounts reported for 2016 in the “All Other Compensation” column are attributable to the following:

ALL OTHER COMPENSATION

	Thrift Plan Contributions	Restoration Plan Contributions	Tax Reimbursements	Dividend Equivalents	Perquisites
Mr. Baker	$28,050	$33,378	$1,249	$45,420	$—
Mr. Black	$23,525	$13,338	$—	$15,446	$47,276
Mr. Fees	$26,500	$34,100	$1,292	$36,042	$—
Mr. Geveden	$13,603	$15,600	$4,359	$21,065	$98,673
Mr. Canafax	$20,225	$20,925	$—	$28,961	$49,141
Thrift Plan Contributions and Restoration Plan Contributions.    The amounts reported in these columns represent the total amount of matching and service-based contributions made to each Named Executive under our Thrift Plan and our Restoration Plan, respectively. Under our Thrift Plan, we will match 50% of employee’s contributions, up to 6%. Under our Restoration Plan, we will match 50% of the first 6% of employee’s deferral contributions. For information regarding our Thrift Plan and Restoration Plan matching contributions and service-based contributions, see “Compensation Discussion and Analysis – Other Benefits and Practices – Retirement Benefits” above.

Tax Reimbursements.     The amount reported for Messrs. Baker and Fees was provided for income imputed to them in connection with their spouses attending a Company event.  The amount reported for Mr. Geveden was provided for income imputed to him as a result of his relocation from Canada to Virginia.

2017 PROXY STATEMENT 45

COMPENSATION OF EXECUTIVE OFFICERS

Dividend Equivalents.    The amounts listed in this column for each Named Executive represent the value of dividend equivalents credited to their unvested restricted stock unit and performance restricted stock unit awards in 2016. The amounts reported for Messrs. Baker and Fees also include the value of dividend equivalents credited to vested restricted stock units that they have elected to defer pursuant to the terms of the 2010 Long Term Incentive Plan of BWX Technologies, Inc. as amended and restated July 1, 2015 (the “2010 LTIP”). Each dividend equivalent is equal to $0.09 per share of common stock underlying the unvested or deferred restricted stock unit or performance restricted stock units for dividends paid to shareholders of the Company during 2016. Dividend equivalents credited to unvested restricted stock units and performance restricted stock units are subject to the same vesting period as the restricted stock units with respect to which the dividend equivalents are paid. Dividend equivalents credited to deferred restricted stock units and performance restricted stock units are subject to the same deferral period as the restricted stock units with respect to which the dividend equivalents are paid.
Perquisites.    In accordance SEC rules, perquisites and other personal benefits received by a Named Executive are not included if their aggregate value does not exceed $10,000. The values of the perquisites and other personal benefits reported for our Named Executives in 2016 are as follows:

•	The $47,276 reported for Mr. Black is attributable to $45,000 for a travel allowance and costs associated with his spouse accompanying him at a company event.

•
The $98,673 reported for Mr. Geveden is attributable to $83,538 of costs associated with his relocation from Canada to Virginia, the cost of financial planning services and costs associated with his spouse accompanying him at a company event.

•
The $49,141 reported for Mr. Canafax is attributable to $45,000 for a travel allowance, entertainment at a company event, the cost of an annual physical and costs associated with his spouse accompanying him at a company event.

We calculate all perquisites and personal benefits based on the incremental cost we incur to provide such benefits. For relocation, that includes costs paid to the employee and to third parties for the benefit of the employee, without regard to whether those costs are deductible to the employee. However, we exclude any payments by us to the third party that manages our relocation program, which would have been incurred without the employee’s relocation and therefore are not “incremental.” For financial planning services, we compute incremental cost based on the sum of (1) the actual cost incurred by us for the financial planning service for the applicable Named Executive and (2) a pro-rated portion of the fee our company pays to the third party firm that provides the financial planning services.

46 2017 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

GRANTS OF PLAN-BASED AWARDS
The following table provides additional information on stock awards and non-equity incentive plan awards made to our Named Executives during the year ended December 31, 2016. No option awards were granted to our Named Executives in 2016.

	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards; Number of Shares of Stock or Units(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Under- lying Options(4)	Exercise or Base Price of Option Awards (5)	Grant Date Fair Value of Stock Awards(6)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
P. Sandy Baker
	2/29/2016	2/22/2016	$300,937	$601,874	$1,203,748
	2/29/2016	2/22/2016				15,512	31,024	62,048				$3,801,681
	2/29/2016	2/22/2016							21,384			$2,578,081
	11/30/2016	11/29/2016								8,290	$23.62	$139,428
	11/30/2016	11/29/2016								36,867	$24.45	$597,983
David S. Black
	2/29/2016	2/22/2016	$115,875	$231,750	$463,500
	2/29/2016	2/22/2016				5,319	10,639	21,278				$339,384
	2/29/2016	2/22/2016							7,335			$233,987
John A. Fees
	2/29/2016	2/22/2016	$215,624	$431,249	$862,498
	2/29/2016	2/22/2016				10,341	20,682	41,364				$659,756
	2/29/2016	2/22/2016							14,256			$454,766
Rex D. Geveden
	2/29/2016	2/22/2016	$210,000	$420,000	$840,000
	2/29/2016	2/22/2016				11,852	23,705	47,410				$756,190
	2/29/2016	2/22/2016							16,341			$521,278
James D. Canafax
	2/29/2016	2/22/2016	$149,249	$298,498	$596,996
	2/29/2016	2/22/2016				7,666	15,333	30,666				$489,123
	2/29/2016	2/22/2016							10,569			$337,151

(1)
Amounts shown represent the range of potential payouts under our annual incentive compensation plan. See “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” below for a discussion of the amounts included in this column. The actual amounts paid to our Named Executives are included in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” above.

(2)	See "Estimated Future Payouts Under Equity Incentive Plan Awards" below for a discussion of the amounts included in this column.

(3)	Amounts shown represent shares of our common stock underlying restricted stock units. See “All Other Stock Awards” below for a discussion of the amounts included in this column.

(4)
Amounts shown represent the number of shares of our common stock underlying stock options granted to Mr. Baker prior to 2016, the terms of which were modified by the terms of his Transition Agreement to allow for continued vesting and exercising in accordance with their original terms following the date of his retirement. No additional option awards were granted to Mr. Baker during 2016.

(5)
The amounts shown for Mr. Baker represent the exercise price of option awards that were granted prior to 2016 but which were modified by the terms of his Transition Agreement to allow for continued vesting and exercising in accordance with their original terms following the date of his retirement.

(6)	See "Grant Date Fair Value of Stock Awards" below for a discussion of the amounts included in this column.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
The amounts shown in this column reflect the threshold, target and maximum pay opportunities for each Named Executive under the EICP for 2016. Generally, EICP payout depends on three principal factors: (1) financial performance, (2) the Named Executive’s target percentage, and (3) the Named Executive’s earnings from base salary. For 2016, the target percentage for each Named Executive was as follows:

2017 PROXY STATEMENT 47

COMPENSATION OF EXECUTIVE OFFICERS

Named Executive	Target Percentage (% of Salary)
P. Sandy Baker	90%
David S. Black	60%
John A. Fees	75%
Rex D. Geveden	80%
James D. Canafax	60%

The amounts reflected in the “target” column of the “Grants of Plan Based Awards” table represent the value of the payout opportunity under the EICP at target financial performance levels.
All threshold, target and maximum amounts reported in the table above assume that our Compensation Committee exercises no discretion over the annual incentive compensation award ultimately paid.
See “Compensation Discussion and Analysis — Compensation Analysis and Outcomes — Annual Incentive Compensation” above for more information about the 2016 EICP awards and performance goals.

Estimated Future Payouts Under Equity Incentive Plan Awards
The amounts shown reflect the threshold, target and maximum payout opportunities of performance restricted stock units granted in 2016 under the 2010 LTIP. Each grant represents a right to receive one share of BWXT common stock if performance targets are met. Upon vesting, the performance restricted stock units are converted into shares of BWXT common stock. The amount of performance restricted stock units that vest, if any, is determined based (1) 50% on the average annual ROIC during the three-year performance period and (2) 50% on the Company’s cumulative earnings per share during the same period. The amounts shown in the “target” column represent the number of performance shares that will vest, which is 100% of the amount granted, if the target levels of average annual ROIC and cumulative earnings per share. The amounts shown in the “maximum” column represent the number of performance shares that will vest, which is 200% of the amount granted, if the maximum level of average annual ROIC and cumulative earnings per share are attained. The amounts shown in the “threshold” column represent the minimum number of performance shares that will vest, which is 50% of the amount granted, if the threshold level of average annual ROIC and cumulative earnings per share are attained. No amount of performance shares will vest if the levels of both such performance metrics are less than the threshold performance level. See “Compensation Discussion and Analysis — Compensation Analysis — Long-Term Incentive Compensation” above for more information regarding the 2016 performance shares.

All Other Stock Awards
The amounts shown reflect 2016 grants of restricted stock units under our 2010 LTIP. Each restricted stock unit represents the right to receive one share of Company common stock and is generally scheduled to vest one-third each year beginning on the first anniversary of the date of grant. Upon vesting, the restricted stock units are converted into shares of Company common stock. We withhold a portion of these shares to satisfy the minimum statutory withholding tax for each Named Executive due on vesting. See “Compensation Discussion and Analysis — Compensation Analysis and Outcomes — Long-Term Incentive Compensation” for more information regarding the 2016 restricted stock units.

Grant Date Fair Value of Stock Awards
The amounts included in the “Grant Date Fair Value of Stock Awards” column for each Named Executive represent the full grant date fair values of the equity awards computed in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, the fair value of equity awards is determined using the closing price of our common stock on the date of grant for restricted stock units and restricted stock awards. For more information regarding the compensation expense related to 2016 awards, see Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2016.
The amounts reported in the "Grant Date Fair Value of Stock Awards" column for Mr. Baker's equity incentive plan awards and awards reported in the "All Other Stock Awards" column represent the sum of (1) the aggregate grant date fair value of all stock awards granted to Mr. Baker in 2016 and (2) the aggregate incremental fair value, computed in accordance with FASB Topic 718, of the modification on November 30, 2016 of Mr. Baker's unvested

48 2017 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

2016 restricted stock awards and performance restricted stock awards in connection with his retirement from our Company. The amounts reported in this column for Mr. Baker's option awards represent the the aggregate incremental fair value, computed in accordance with FASB Topic 718, of the modification on November 30, 2016 of Mr. Baker's unvested stock option awards granted prior 2016 in connection with his retirement from our Company. Mr. Baker was not granted any option awards during 2016. For more information on the modifications to Mr. Baker's stock awards, see "Separation and Consulting Agreement" under the "Estimated Value of Benefits to Be Received Upon Voluntary Termination" table.
The amounts reported in the “Grant Date Fair Value of Stock Awards” column for restricted stock unit awards do not factor in the value of dividend equivalents credited to each unvested restricted stock unit as a result of dividends on stock declared by our company in 2016. For more information on the value of dividend equivalents credited to our Named Executives’ unvested restricted stock unit awards, see “All Other Compensation” under the “Summary Compensation Table.”

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following Outstanding Equity Awards at Fiscal Year-End table summarizes the equity awards we have made to our Named Executives that were outstanding as of December 31, 2016.

		Option Awards(1)					Stock Awards(2)
Name	Grant Date(3)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
P. Sandy Baker
Stock Options	3/4/2010	2,348	—		$18.75	3/4/2017
Stock Options	3/4/2011	7,752	—		$26.39	3/4/2018
Stock Options	3/5/2012	9,768	—		$20.31	3/5/2019
Stock Options	3/4/2013	18,633	—		$20.47	3/4/2020
Stock Options	3/3/2014	13,799	6,900	(5)	$24.97	3/3/2021
Stock Options	5/15/2014	2,786	1,394	(5)	$24.74	5/15/2021
Stock Options	3/2/2015	16,580	33,160	(6)	$23.62	3/2/2025
Stock Options	7/1/2015	24,578	49,156	(7)	$24.45	7/1/2025
RSU	3/3/2014						4,011	(8)	$159,236
RSU	3/3/2014						1,357	(8)	$53,872
RSU	5/15/2014						809	(8)	$32,117
RSU	5/15/2014						274	(8)	$10,877
RSU	3/2/2015						9,215	(9)	$365,835
RSU	3/2/2015						5,952	(10)	$236,294
RSU	7/1/2015						13,348	(11)	$529,915
RSU	7/1/2015						8,620	(12)	$342,214
RSU	2/29/2016						21,384	(13)	$848,944
Performance RSU	2/29/2016									15,512	(14)	$615,826
David S. Black
Stock Options	3/3/2014	—	3,657	(5)	$24.97	3/3/2021
Stock Options	3/2/2015	7,323	14,646	(6)	$23.62	3/2/2025
Stock Options	7/1/2015	5,052	10,104	(7)	$24.45	7/1/2025
RSU	3/3/2014						4,251	(8)	$168,764
RSU	3/3/2014						719	(8)	$28,544
RSU	3/2/2015						4,069	(9)	$161,539
RSU	3/2/2015						2,630	(10)	$104,411
RSU	7/1/2015						2,743	(11)	$108,897
RSU	7/1/2015						1,772	(12)	$70,348
RSU	2/29/2016						7,335	(13)	$291,199
Performance RSU	2/29/2016									5,319	(14)	$211,164
John A. Fees
RSU	2/29/2016						14,256	(13)	$565,963
Performance RSU	2/29/2016									10,341	(14)	$410,538
Rex D. Geveden
RSU	11/9/2015						13,432	(15)	$533,250
RSU	2/29/2016						16,341	(13)	$648,737
Performance RSU	2/29/2016									11,852	(14)	$470,524

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		Option Awards(1)					Stock Awards(2)
Name	Grant Date(3)	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
James D. Canafax
Stock Options	3/4/2011	9,125	—		$26.39	3/4/2018
Stock Options	3/4/2011	13,037	—		$26.39	3/4/2018
Stock Options	3/5/2012	16,114	—		$20.31	3/5/2019
Stock Options	3/4/2013	31,565	—		$20.47	3/4/2020
Stock Options	3/3/2014	20,147	10,074	(5)	$24.97	3/3/2021
Stock Options	3/2/2015	20,725	41,451	(6)	$23.62	3/2/2025
RSU	3/3/2014						11,712	(8)	$464,966
RSU	3/3/2014						1,981	(8)	$78,645
RSU	3/2/2015						11,520	(9)	$457,344
RSU	3/2/2015						7,440	(10)	$295,368
RSU	2/29/2016						10,569	(13)	$419,589
Performance RSU	2/29/2016									7,666	(14)	$304,340

(1)	Number of securities underlying unexercised options and option exercise prices reflect adjustments made to option awards in connection with the spin-off.

(2)
Stock awards shown include restricted stock units that have time-based vesting and performance shares that vest depending upon the attainment of specified performance goals. The number of stock awards and vesting schedules reflect adjustments made to stock awards in connection with the spin-off.

(3)
The dates presented in this column represent the date the awards were granted (a) by our former parent company, McDermott International, Inc., prior to July 2010 (The “McDermott 2010 Awards”) and (b) by us for all other awards. The McDermott 2010 Awards were converted to equity in our company in connection with our spin-off from McDermott International, Inc. in 2010 (the “McDermott spin-off”) with new grant dates of August 2, 2010 for stock options. However, when the McDermott 2010 Awards were converted to equity in our company, they remained subject to the same general vesting schedule. Therefore, to assist in understanding the vesting dates associated with the McDermott 2010 Awards, we are presenting the original grant dates prior to the McDermott spin-off.

(4)	Market values in this column are based on the closing price of company common stock as of December 30, 2016 ($39.70), as reported on the New York Stock Exchange.

(5)	These stock options vested on March 3, 2017.

(6)	One-third of these stock options vested on March 2, 2016, one-third vested on March 2, 2017, and the remaining one-third will vest on March 2, 2018.

(7)	One-third of these stock options vested on July 1, 2016, and an additional one-third will vest on each of July 1, 2017 and 2018.

(8)	These RSUs vested on March 3, 2017.

(9)	These RSUs vest on March 2, 2018.

(10)	One-third of these RSUs vested on March 2, 2016, one-third vested on March 2, 2017, and an additional one-third will vest on March 2, 2018.

(11)	These RSUs vest on July 1, 2018.

(12)	One-third of these RSUs vested on July 1, 2016, and an additional one-third will vest on each of July 1, 2017 and 2018.

(13)	One-third of these RSUs vested on March 1, 2017, and an additional one-third will vest on each of March 1, 2018 and 2019.

(14)
These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving threshold performance levels. These performance RSUs are generally scheduled to vest 100% on March 1, 2019. See the "Grants of Plan-Based Awards" table for more information about performance RSUs.

(15)	One-third of these RSUs vested on November 9, 2016, and an additional one-third will vest on each of November 9, 2017 and 2018.

Vesting of Option Awards
Each option represents the right to purchase one share of Company common stock at the exercise price. Options awarded in 2015 generally expire ten years from the grant date. Options awarded prior to 2015 generally expire seven years from the date of grant. The stock options are generally scheduled to vest and become exercisable one-third each year beginning one year from the grant date.
The option awards granted in 2014 and 2015 are subject to an additional accelerated vesting schedule if the Named Executive retires after attaining age 65 or is involuntarily terminated due to a reduction in force prior to the third anniversary of the applicable grant date. If such Named Executive retires or is involuntarily terminated due to a reduction in force after the first anniversary of the grant date but prior to the second anniversary of the grant date, 25% of the then-unvested stock options will vest upon the Named Executive’s retirement or termination. If such

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COMPENSATION OF EXECUTIVE OFFICERS

Named Executive retires or is involuntarily terminated due to a reduction in force after the second anniversary of the grant date but prior to the third anniversary of the grant date, 50% of the then-unvested stock options will vest upon the Named Executive’s retirement or termination.
In connection with the spin-off, the exercise price and number of shares covered by option awards granted in 2015 were adjusted to preserve the intrinsic value of the original option and the ratio of the exercise price to the fair market value of the stock subject to the option.
In connection with the spin-off, for option awards granted prior to 2015, the Named Executives received (1) an adjusted Company option award and (2) a corresponding BWE option award subject to the same vesting schedule and expiration date as the original Company option awards, but covering half as many BWE shares as reflected in the table above and subject to a different exercise price. Both options, when combined, had terms generally intended to preserve the intrinsic value of the original option and the ratio of the exercise price to the fair market value of the stock subject to the option. The exercise prices for the BWE option awards received by the Named Executives are: $14.54 (March 2010 grant); $20.47 (March 2011 grant); $17.24 (May 2011 grant); $15.75 (March 2012 grant); $13.88 (April 2012 grant); $15.88 (March 2013 grant); $19.37 (March 2014 grant); $19.18 (May 2014 grant).
For additional information regarding the treatment of option awards in connection with the Spin-Off, see “Compensation Discussion & Analysis – Compensation Analysis and Outcomes – Treatment of Outstanding Long-Term Incentive Awards at the Spin-Off.”

 Vesting of Restricted Stock Units
Except as noted below, restricted stock units generally vest one-third each year. Prior to the spin-off, the Company granted performance shares and performance restricted stock units that represented the right to receive one share of Company common stock for each performance share or performance restricted stock unit that would vest. The number and value of performance shares and performance restricted stock units that would vest depended upon the attainment of specified performance goals. Performance shares and performance restricted stock units were generally scheduled to vest fully three years after the grant date. As a result of the spin-off, unvested performance shares and performance restricted stock units were converted into (1) adjusted Company restricted stock units with time-based vesting and (2) a corresponding BWE award subject to the same vesting schedule as the Company awards, but covering half as many BWE shares as reflected in the table above, which, when combined, generally preserved the value of the original award (assuming achievement of target performance goals). Except as noted below, these restricted stock units generally vest fully at the end of a three-year period and are not tied to performance conditions or the attainment of specified performance goals.
The restricted stock units substituted in connection with the spin-off for performance shares and performance restricted stock units awarded in 2014 are subject to an additional accelerated vesting schedule. If the Named Executive is or becomes at least 65 years old or is involuntarily terminated due to a reduction in force after the first anniversary of the grant date but prior to the second anniversary of the applicable grant date, 25% of the then-unvested restricted stock units will vest upon the Named Executive’s retirement or termination (or if either event occurred prior to June 30, 2015, then 25% will vest on June 30, 2015). If such Named Executive retires after the second anniversary of the grant date but prior to the third anniversary of the grant date, 25% of the unvested restricted stock units subject to this accelerated vesting schedule will vest upon the Named Executive’s retirement. If such Named Executive is not at least 65 years old but is involuntarily terminated due to a reduction in force after the second anniversary of the grant date but prior to the third anniversary of the grant date, 50% of the unvested restricted stock units subject to this accelerated vesting schedule will vest upon the Named Executive’s termination.
In connection with the spin-off, restricted stock units granted in 2015 prior to the spin-off to Named Executives who remained officers of the Company were adjusted to generally preserve the value of the original award.
In connection with the spin-off, for outstanding restricted stock units granted prior to 2015 the Named Executives received (1) an adjusted Company award and (2) a corresponding BWE award subject to the same vesting schedule as the Company awards, but covering half as many BWE shares as reflected in the table above, which, when combined, generally preserved the value of the original award.

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COMPENSATION OF EXECUTIVE OFFICERS

OPTION EXERCISES AND STOCK VESTED
The following Option Exercises and Stock Vested table provides additional information about the value realized by our Named Executives on the exercise of option awards and vesting of BWXT stock awards and during the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
P. Sandy Baker(1)	4,293	$97,151	43,372	$1,510,128
David S. Black	39,966	$507,954	22,264	$768,394
John A. Fees(2)	—	—	5,945	$189,646
Rex D. Geveden	—	—	6,716	$265,551
James D. Canafax	—	—	56,902	$1,959,819

(1)
$194,158 of the amount reported in the Stock Awards – Value Realized on Vesting column represents the realized value of 6,018 restricted stock units that Mr. Baker has elected to defer pursuant to the terms of our 2010 LTIP.

(2)
$189,646 of the amount reported in the Stock Awards – Value Realized on vesting column represents the realized value of 5,945 restricted stock units that Mr. Fees has elected to defer pursuant to the terms of our 2010 LTIP.

Stock Awards.    For each Named Executive, the amounts reported in the number of shares acquired on vesting column in the table above represent the aggregate number of shares of our common stock acquired by the Named Executive in connection with restricted stock units and restricted stock awarded under our 2010 LTIP that vested in 2016. The amounts reported in the value realized on vesting column were calculated by multiplying the number of shares acquired on the date of vesting by the closing price of our common stock on the date of vesting.
The number of shares acquired in connection with the vesting of restricted stock units includes shares withheld by us in the amounts and for the Named Executives reported below to satisfy the minimum statutory withholding tax due on vesting.

Name	Shares Withheld on Vesting of Restricted Stock and Restricted Stock Units
P. Sandy Baker	17,325
David S. Black	9,462
John A. Fees	—
Rex D. Geveden	2,222
James D. Canafax	23,938

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COMPENSATION OF EXECUTIVE OFFICERS

PENSION BENEFITS
The following Pension Benefits table shows the present value of accumulated benefits payable to each of our Named Executives under our qualified and nonqualified pension plans.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2016
Mr. Baker	BWXT Governmental Operations Qualified Retirement Plan	45.00	$1,683,255	$0
	BWXT Governmental Operations Excess Plan	45.00	$1,617,111	$0
Mr. Black	BWXT Governmental Operations Qualified Retirement Plan	24.417	$1,255,951	$0
	BWXT Governmental Operations Excess Plan	24.417	$672,498	$0
Mr. Fees	BWXT Governmental Operations Qualified Retirement Plan	31.167	$1,357,662	$79,312
	BWXT Governmental Operations Excess Plan	31.167	$3,526,520	$202,841
Mr. Geveden	N/A	N/A	N/A	N/A
Mr. Canafax	N/A	N/A	N/A	N/A

Overview of Qualified Plan.    We maintain retirement plans that are funded by trusts and cover certain eligible regular full-time employees, described below in the section entitled “Participation and Eligibility.” Messrs. Baker, Black and Fees participate in the Retirement Plan for Employees of BWXT Governmental Operations (the “Qualified Plan”) for the benefit of eligible employees of the Company and our Nuclear Operations and Technical Services segments.
Due to the date of employment of Messrs. Geveden and Canafax, they are not eligible to participate in our defined benefit plans. For more information on our retirement plans, see “Compensation Discussion and Analysis — Other Benefits and Practices — Retirement Benefits.”
Participation and Eligibility.    Generally, salaried employees over the age of 21 years, who were hired before April 1, 2001, participate in the retirement plans.

•
For salaried participants hired before April 1, 2001, benefit accruals were frozen as of December 31, 2015. Beginning January 1, 2016, affected employees received a service-based cash contribution to their Thrift Plan account.

•
For salaried participants hired on or after April 1, 2001, benefit accruals were frozen as of March 31, 2006, subject to cost of living adjustments. Beginning January 1, 2016, the cost of living adjustments were discontinued. Affected employees receive a service-based cash contribution to their Thrift Plan account.

Benefits.    For eligible Named Executives, benefits under the Qualified Plan are based on years of credited service and final average cash compensation (including bonuses). The present value of accumulated benefits reflected in the Pension Benefit table above is based on a 4.21% and 4.08% discount rate for the Qualified Plan and Excess Plan, respectively, at December 31, 2016 and the RP2014 mortality table projected with the MP2016 mortality improvement scale. The discount rate applicable to our pension plans at December 31, 2015 and December 31, 2014 was 4.3% and 4.0%, respectively. Reductions in the discount rate, among other factors, result in an increase in the present value of the pension benefits.
Retirement and Early Retirement.    Under the Qualified Plan, normal retirement is age 65. The normal form of payment is a single-life annuity or a 50% joint and survivor annuity, depending on the employee’s marital status when payments are scheduled to begin. Early retirement eligibility and benefits under the Qualified Plan depends on the employee’s date of hire. Employees hired before April 1, 1998, including Messrs. Baker, Black and Fees, are eligible for early retirement if the employee has completed at least 15 years of credited service and attained the age of 50. Early retirement benefits are based on the same formula as normal retirement, but the pension benefit is not reduced to reflect early commencement of payment if the sum of the employee’s age and years of service equals 75 or greater at the date benefits commence; otherwise the pension benefit is reduced by 4% times the difference between 75 and the participant’s age plus service.

Overview of Nonqualified Plans.    To the extent benefits payable under our qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by our applicable subsidiaries under the terms of unfunded excess benefit plans (the “Excess Plans”) maintained by them. Messrs. Baker, Black and Fees participate in the Excess Plan for certain employees of BWXT Governmental Operations.

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COMPENSATION OF EXECUTIVE OFFICERS

NONQUALIFIED DEFERRED COMPENSATION
The following Nonqualified Deferred Compensation table summarizes our Named Executives’ compensation under our nonqualified defined contribution plans.

Name	Plan Name	Executive Contributions in 2016	Registrant Contributions in 2016	Aggregate Earnings (loss) in 2016	Aggregate Withdrawls/Distributions	Aggregate Balance at 12/31/16
Mr. Baker	SERP	$100,313	—	$1,383	—	$404,958
	Restoration Plan	$45,516	$33,378	$1,568	$22,478	$134,399
Mr. Black	SERP	—	—	$19,132	—	$368,694
	Restoration Plan	$7,275	$13,338	$2,421	—	$56,288
Mr. Fees(1)	SERP	—	—	—	—	—
	Restoration Plan	$18,600	$34,100	$383	—	$53,083
Mr. Geveden	SERP	—	N/A	N/A	N/A	N/A
	Restoration Plan	$15,600	$15,600	$290	—	$31,490
Mr. Canafax	SERP	—	—	$14,481	—	$149,485
	Restoration Plan	$13,950	$20,925	$8,738	—	$165,761

(1)	No SERP information is provided for Mr. Fees because he did not defer cash compensation under our SERP for 2016.

SERP.    Our SERP is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to a participant’s notional account, which we refer to as a participant’s company account. Participants include officers selected by our Compensation Committee. Benefits under our SERP are based on the participating Named Executive’s vested percentage in his notional account balance at the time of distribution. A Named Executive generally vests in his company SERP account 20% for each year of participation in their respective company account, subject to accelerated vesting for death, disability, termination by the company without cause, retirement or on a change in control.
For 2016, participants could elect to defer the payment of certain compensation earned from us. Under our SERP, any amounts deferred by a participant are maintained in a notional account separate from the account into which we make annual contributions. We refer to this separate account as a participant’s deferral account. Participants are 100% vested in their deferral accounts at all times.
Restoration Plan.    Our Restoration Plan is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to each participant’s notional accounts, which we refer to as a participant’s company matching account and company service-based account. Participants include our Named Executives and other employees of our company whose base salary exceeds certain compensation limits imposed by the Internal Revenue Code. Benefits under our Restoration Plan are based on a participant’s vested percentage in his or her notional account balance at the time of distribution. Each participant generally vests 100% in his or her company matching account and company service-based account upon completing 3 years of service with our company, subject to accelerated vesting for death, disability, termination by the company without cause, retirement or on a change in control.
Participants in our Restoration Plan may elect to defer the payment of certain compensation earned from us that is in excess of limits imposed by the Internal Revenue Code. As with our SERP, any amounts deferred by a participant in the Restoration Plan are reflected in a notional deferral account that is separate from the participant’s company matching and service-based accounts. Participants are 100% vested in their deferral accounts at all times.
Executive Contributions in 2016.    Mr. Baker is the only Named Executive who elected to contribute to his SERP deferral account in 2016. Under our SERP, an officer selected by our Compensation Committee may elect to defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any plan year and a member of the Board may elect to defer up to 100% of his or her retainers earned in any plan year. Although participants were permitted to contribute all or a portion of their 2016 EICP bonuses to their SERP accounts, the amounts reported in this table as “Executive Contributions in 2016” do not include any contributions of any 2016 EICP awards because EICP awards earned in 2016 are not paid until 2017. Amounts reported in this column for each Named Executive are reported as “Salary” for each Named Executive in the Summary Compensation Table above.

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All of our Named Executives elected to contribute to their Restoration Plan deferral accounts in 2016. Our Restoration Plan allows participants to defer a percentage of their base salary in excess of the Internal Revenue Code Section 401(a)(17) compensation limit, and receive company matching contributions with respect to those deferrals.
Registrant Contributions in 2016.
Our Company no longer makes company contributions to our Named Executives' SERP accounts. Under our Restoration Plan, our Company makes notional matching and serviced-based contributions to eligible participants’ company matching account and serviced-based account, respectively. Any Restoration Plan participants who have elected to make deferral contributions under our Restoration Plan are credited with a company matching contribution equal to 50% of the first 6% of their deferral contribution. For each participant in our Restoration Plan who is not eligible to participate in our pension plans, we also make a cash service-based contribution to the participant’s company service-based account. The amount of this service-based contribution is based on a percentage of the participant’s eligible compensation in excess of the Internal Revenue Code limit and ranges between 3% and 8%, depending on the participant’s years of service. This service-based contribution is made regardless of whether the participant has elected to make deferral contributions under our Restoration Plan. All 2016 company contributions are included in the “Summary Compensation Table” above as “All Other Compensation.”
Aggregate Earnings in 2016.    The amounts reported in this column for our SERP and Restoration Plan represent hypothetical amounts of earnings or losses and dividends credited during 2016 on all accounts for each Named Executive under our SERP and Restoration Plan. Under our SERP and Restoration Plans, each participant elects to have his notional accounts hypothetically invested in one or more of the investment funds designated by our Compensation Committee. Each participant’s notional accounts are credited and debited to reflect gains and losses on the hypothetical investments. These gains and losses are not reported as compensation in the Summary Compensation Table.
Aggregate Withdrawals/Distributions in 2016.    The amounts reported in this column for our SERP and Restoration Plan represent amounts Named Executives withdrew from their respective accounts or converted into a different retirement account. Mr. Baker was the only Named Executive to make withdrawals in 2016.

Aggregate Balance at 12/31/16.    The aggregate balance of a participating Named Executive’s notional SERP account consists of contributions made by us to the Named Executive’s company account, deferrals by the Named Executive to his deferral account, hypothetical credited gains or losses on those accounts and any aggregate withdrawals or distributions from the SERP account. The aggregate balance of a participating Named Executive’s notional Restoration Plan account consists of contributions made by us to the Named Executive’s company matching account and company service-based account, deferrals by the officer to his deferral account, hypothetical gains or losses on those accounts and any aggregate withdrawals or distributions from the Restoration Plan. The balances shown represent the accumulated account values (including gains and losses) for each Named Executive as of December 31, 2016. Messrs. Baker, Black, Canafax and Fees were each 100% vested in their SERP balance shown above. Messrs. Baker, Black, Canafax and Fees were each 100% vested in their Restoration Plan balance shown above.
The SERP and Restoration Plan balances include contributions from previous years, which have been reported as compensation to the Named Executives in the Summary Compensation Table for those years – to the extent a Named Executive was included in the Summary Compensation Table during those years. Mr. Geveden was not a Named Executive prior to this year. The amounts and years reported for the SERP and Restoration Plan contributions from previous years are as follows:

56 2017 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

Named Executive	Year	Restoration Plan	SERP
Mr. Baker	2015	$76,415	$303,262
	2014	$3,117	$31,664
	2013	N/A	N/A
Mr. Black	2015	$33,255	$349,562
	2014	N/A	N/A
	2013	N/A	N/A
Mr. Fees	2015	N/A	N/A
	2014	N/A	N/A
	2013	N/A	N/A
Mr. Geveden	2015	N/A	N/A
	2014	N/A	N/A
	2013	N/A	N/A
Mr. Canafax	2015	$122,148	$135,004
	2014	$15,217	$35,070
	2013	$15,380	$31,405
Deferred Stock Under 2010 LTIP.    Under the terms of our 2010 LTIP, our Compensation Committee has the discretion to permit selected participants to defer all or a portion of their stock awards. Participants, including our Named Executives, were permitted to make deferral elections on their 2016 restricted stock unit awards and performance restricted stock unit awards. Mr. Fees was the only Named Executive to make deferral elections on his 2016 awards. During the year ended December 31, 2016, 14,256 restricted stock units and 20,682 performance restricted stock units awarded to Mr. Fees had been deferred to his LTIP deferral account, less the number of shares withheld by us to satisfy the minimum statutory withholding tax due upon vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables show potential payments to our Named Executives under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios under which a payment would be due in the event of a change in control or termination of employment of our Named Executives, assuming a December 31, 2016 termination date. Where applicable, the amounts listed below use the closing price of our common stock of $39.70 (as reported on the NYSE) as of December 31, 2016. These tables do not reflect amounts that would be payable to the Named Executives pursuant to benefits or awards that are already vested.

Except as otherwise indicated, amounts reported in the below tables for stock options, restricted stock units and restricted stock represent the value of unvested and accelerated shares or units, as applicable, calculated:

•	for stock options: by multiplying the number of accelerated options by the difference between the exercise price and $39.70 (the closing price of our common stock on December 30, 2016); and

•	for restricted stock units and performance restricted stock units: by multiplying the number of accelerated shares or units by $39.70 (the closing price of our common stock on December 30, 2016).

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COMPENSATION OF EXECUTIVE OFFICERS

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON INVOLUNTARY TERMINATION WITHOUT CAUSE

The following table shows the estimated value of payments and other benefits due the Named Executives assuming their involuntary termination without cause as of December 31, 2016, pursuant to the BWX Technologies, Inc. Executive Severance Plan, as amended and restated July 1, 2015 (the “Executive Severance Plan”). The amounts reported for Messrs. Canafax and Fees reflect the amounts payable to them pursuant to the spin-off agreement that the Company entered into with Mr. Canafax and the severance agreement the Company entered into with Mr. Fees (collectively with the spin-off agreements, the “spin-off and severance agreements”) on or about November 5, 2014 in connection with the Company’s announcement of the planned spin-off. In the event of a Named Executive’s termination with cause, none of these payments and other benefits would be due.

	Mr. Baker	Mr. Black	Mr. Fees	Mr. Geveden	Mr. Canafax
Severance Payments	$675,000	$390,000	$3,139,500	$525,000	$1,600,000
Benefits	$—	$13,811	$44,185	$9,779	$59,424
EICP	$—	$—	$—	$—	$—
Financial Planning	$—	$—	$—	$12,000	$—
Outplacement Services	$15,000	$15,000	$—	$15,000	$—
Supplemental Executive Retirement Plan (SERP)	$—	$—	$—	$—	—
Restoration Plan	$—	$—	$—	$15,745	$—
Stock Options (unvested and accelerated)	$381,956	$124,348	$—	$—	$315,027
Restricted Stock Units (unvested and accelerated)	$400,970	$210,052	$—	$133,313	$731,790
Total	$1,472,926	$753,211	$3,183,685	$710,837	$2,706,241

Severance Payment. The severance payments reported for each Named Executive, other than for Messrs. Canafax and Fees, represent lump-sum cash payments equal to 52 weeks base salary as in effect on the date of termination under the Executive Severance Plan. Through this plan, eligible employees are entitled to receive specified severance benefits, including the severance payment reported, in the event their employment is terminated by their employer for reasons other than “cause.” Under the Executive Severance Plan, “cause” means:

•
the willful and continued failure of a participant to perform substantially his or her duties (occasioned by reason other than physical or mental illness or disability) after a written demand for substantial performance is delivered to the participant by the Compensation Committee or the Chief Executive Officer, which specifically identifies the manner in which the Compensation Committee or the Chief Executive Officer believes that the participant has not substantially performed his or her duties, after which the participant will have 30 days to defend or remedy such failure to substantially perform his or her duties;

•	the willful engaging by a participant in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company; or

•	the conviction of a participant with no further possibility of appeal, or plea of nolo contendere by the participant to, any felony or crime of falsehood.
Generally, employees of the Company and certain of the Company’s subsidiaries who have been elected to the office of vice president or president are eligible to participate in the Executive Severance Plan. Receipt of severance benefits under the Executive Severance Plan is subject to the employee executing a general release of claims and agreeing to certain non-compete, nondisclosure and other restrictive covenants, and the employee’s submission of a written claim for benefits.
The severance payment reported for Messrs. Canafax and Fees represent a lump-sum cash payment equal to 2 times for Mr. Canafax and 2.99 times for Mr. Fees of the sum of his respective annual base salary and target bonus amount as in effect on the date of termination. The spin-off and severance agreements generally provide certain severance payments and benefits in the event that the participant’s employment with the Company or one of its subsidiaries or a successor company is terminated prior to the second anniversary of the effective date of the spin-off, either by the employer company for any reason other than “cause” or “disability” or by the participant for “good reason." “Cause” has the substantially the same meaning under the spin-off and severance agreements as it does under the Executive Severance Plan. The severance payments and benefits payable under the spin-off and severance agreements are in lieu of any severance payments or benefits payable under any other severance plan, benefit or program of the Company, including the Executive Severance Plan. Receipt of severance benefits under

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the spin-off and severance agreements is subject to the participant executing a general release of claims and agreeing to certain non-compete, nondisclosure and other restrictive covenants.
Benefits Payment. Upon a termination by the Company for any reason other than cause under the Executive Severance Plan, each Named Executive, other than Messrs. Canafax and Fees, would also be entitled to a lump-sum payment equal to nine months of COBRA premiums for the medical, dental and/or vision benefits in effect for the applicable Named Executive and his or her qualified beneficiaries as of the date of termination. This payment is subject to the same conditions described above for severance payments under the Executive Severance Plan. The amounts reported were determined by multiplying the annual cost of 2016 medical, dental and/or vision benefits for the Named Executive and his or her qualified beneficiaries by 102%. The Executive Severance Plan also provides for extended availability of COBRA coverage from 18 to 24 months.
For Messrs. Canafax and Fees, upon a termination for any reason other than cause under the spin-off and severance agreements, each participant would also be entitled to a lump-sum payment equal to three times the full annual cost of coverage for the medical, dental and/or vision benefits in effect for the applicable participant and his qualified beneficiaries as of the date of termination. This payment is subject to the same conditions described above for severance payments under the spin-off and severance agreements. The amounts reported for Messrs. Canafax and Fees were determined by multiplying the annual cost of 2016 medical, dental and/or vision benefits for the participant and his qualified beneficiaries by three.

Outplacement Services. Each Named Executive, other than Messrs. Canafax and Fees, would be entitled to 12 months of employer-paid outplacement services under the Executive Severance Plan following his termination by the Company for reasons other than cause. The amounts reported represent the per person cost the Company would incur to engage a third-party service provider for 12 months of executive outplacement services.

EICP.  Other than Messrs. Canafax and Fees, the Company does not make any payments under the EICP to participants who have involuntarily terminated without cause, except participants who have an accrued pension benefit. For those participants, it has been the Company’s practice to pay the prorated amount of an EICP award that would have been earned during the year in which the employee is involuntarily terminated without cause, contingent on the participant executing a general release of claims.
Upon a termination for any reason other than cause under the spin-off and severance agreements, Messrs. Canafax and Fees would be entitled to the amount of his respective annual incentive award earned in 2016 under the EICP based on a December 31, 2016 termination date, contingent on the participant executing a general release of claims and restrictive covenants as described above.
Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive, other than Messrs. Canafax and Fees, is entitled to financial planning benefits for one year following his termination without cause, among other events, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that the Company would be required to pay for the applicable Named Executive to receive such benefits.
In the case of Messrs. Canafax and Fees, under the spin-off and severance agreements, if the participant’s employment is terminated without cause and he participated in the Company’s financial planning services as of December 31, 2016, he would be entitled to financial planning benefits until June 30th of the year following the year in which the termination for good reason occurred, so long as the services are not earlier terminated for all similarly situated employees.
SERP.  Under the terms of the Company’s SERP, an executive’s Company account becomes fully vested on, among other events, the date of the executive’s termination by the Company for any reason other than cause.
Restoration Plan.  Under the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account becomes fully vested on, among other events, the date of the executive’s termination by the Company for any reason other than cause, other than for Messrs. Canafax and Fees. “Cause” has substantially the same meaning under the Restoration Plan as it does under the Executive Severance Plan.

For Messrs. Canafax and Fees, the spin-off and severance agreements provide that a participant’s Company matching account and Company service-based account become fully vested on, among other events, the date the participant terminates his employment without cause. Messrs. Canafax and Fees were 100% vested in their respective Company matching accounts and Company service-based accounts as of December 31, 2016.

Equity Awards.  Generally for all Named Executive Officers, other than Messrs. Canafax and Fees, the Company’s stock and option awards provide for accelerated vesting of at least a part of an executive’s outstanding options,

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shares or units under an involuntary termination only if due to a reduction in force. The amount that is accelerated generally depends on whether the termination occurred during the second or third year of the award. For options and most restricted stock unit awards, 25% of the unvested award vests if termination occurs during the second year of the award and 50% of the unvested award vests if termination occurs during the third year of the award.

Pursuant to the terms of our 2016 equity award agreements for performance restricted stock units, no performance restricted stock units would remain eligible for vesting in the event a Named Executive is involuntarily terminated by the Company due to a reduction in force as of December 31, 2016 as it would be during the first year of the award’s three-year vest term.

For Messrs. Canafax and Fees, the spin-off and severance agreements generally provide that all outstanding and unvested equity awards granted prior to December 31, 2014 will become fully vested upon, among other events, termination for reasons other than cause, except that no such award that is subject to Internal Revenue Code Section 409A will be paid on a date earlier than is provided in the applicable award agreement to the extent necessary to avoid the imposition of tax penalties pursuant to Code Section 409A. Outstanding and unvested equity awards granted during 2015 and 2016 will accelerate in accordance with the terms of the applicable award agreements.

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON VOLUNTARY TERMINATION

Other than Messrs. Canafax and Fees, no payments or other benefits would be due to the Named Executives assuming their voluntary termination as of December 31, 2016 (except for accrued but unpaid compensation).

For Messrs. Canafax and Fees, no payments or other benefits would be due assuming their voluntary termination as of December 31, 2016 (except for accrued but unpaid compensation), unless the executive voluntarily terminated their employment for “good reason” as defined under their applicable spin-off and severance agreements. “Good reason” means:

•
a material diminution in the duties or responsibilities of the Named Executive from those applicable immediately before the agreement date; but, if the Named Executive has a position with either the Company or a successor company and, in either case, the employer is publicly traded, a material diminution in position, authority, duties or responsibilities will not have occurred if the Named Executive has a position, authority, duties and responsibilities substantially the same as those attendant to the Named Executive’s position with the Company immediately prior to the agreement date (notwithstanding that the business operations of the Company or such successor may be smaller or less complex);

•	a material reduction in Named Executive’s annual salary as in effect immediately before the agreement date or as the same may be increased from time to time thereafter;

•
the failure by the Company to continue in effect any compensation plan in which the Named Executive participates immediately before the agreement date which is material to the Named Executive’s total compensation, unless a comparable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Named Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than existed immediately before the agreement date, unless the action by the Company applies to all similarly situated employees;

•
the failure by the Company to continue to provide the Named Executive with material benefits in the aggregate that are substantially similar to those enjoyed by the Named Executive under any of the Company’s (or its Affiliates’) pension, savings, life insurance, medical, health and accident, or disability plans in which the Named Executive was participating immediately before the agreement date if such benefits are material to Named Executive’s total compensation, the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Named Executive of any fringe benefit enjoyed by him at the time of the agreement date if such fringe benefit is material to the Named Executive’s total compensation, unless the action by the Company applies to all similarly situated employees; or

•
a change in the location of the Named Executive’s principal place of employment with the Company by more than 50 miles from the location where the Named Executive was principally employed as of the agreement date without the Named Executive’s consent.

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The following table shows the estimated value of payments and other benefits due the Named Executives assuming their termination of employment for good reason as of December 31, 2016.

Estimated Value To Be Received Upon Voluntary Termination
	Mr. Baker	Mr. Black	Mr. Fees	Mr. Geveden	Mr. Canafax
Severance Payments	$—	$—	$3,139,500	$—	$1,600,000
Benefits	$—	$—	$44,185	$—	$59,424
EICP	$—	$—	$—	$—	$—
Financial Planning	$—	$—	$—	$12,000	$—
Supplemental Executive Retirement Plan (SERP)	$—	$—	$—	$—	$—
Restoration Plan	$—	$—	$—	$—	$—
Stock Options (unvested and accelerated)	$381,956	$—	$—	$—	$148,390
Restricted Stock Units (unvested and accelerated)	$—	$—	$—	$—	$543,612
Restricted Stock Awards (unvested and accelerated)	$—	$—	$—	$—	$—
Total	$381,956	$—	$3,183,685	$12,000	$2,351,426

Severance Payment.  The severance payments reported for Messrs. Canafax and Fees represent a lump-sum cash payment equal to 2 times for Mr. Canafax and 2.99 times for Mr. Fees of the sum of his annual base salary and target bonus amount as in effect on the date of termination, which would have been payable pursuant to his applicable spin-off or severance agreement if he resigns for “good reason.”

Benefits Payment.  Upon termination by Mr. Canafax or Mr. Fees for “good reason” under the spin-off and severance agreements, each participant would also be entitled to a lump-sum payment equal to three times the full annual cost of coverage for the medical, dental and/or vision benefits in effect for the applicable participant and his qualified beneficiaries as of the date of termination. This payment is subject to the same conditions described above for severance payments under the spin-off and severance agreements. The amounts reported for Messrs. Fees and Canafax were determined by multiplying the annual cost of 2016 medical, dental and/or vision benefits for the Named Executive and his qualified beneficiaries by three.

EICP.  Upon termination by Mr. Canafax or Mr. Fees for good reason under the spin-off and severance agreements, each participant would be entitled to the target amount of his annual incentive award in 2016 under the EICP based on a December 31, 2016 termination date, contingent on the participant executing a general release of claims and restrictive covenants as described above.

Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive, other than Messrs. Canafax and Fees, would be entitled to financial planning benefits for one year following his or her retirement, so long as the agreement has not been earlier terminated.

If Mr. Canafax or Mr. Fees terminates his respective employment for good reason under his spin-off and severance agreements and he participated in the Company’s financial planning services as of December 31, 2016, he would be entitled to financial planning benefits until June 30th of the year following the year in which the termination for good reason occurred, so long as the services are not earlier terminated for all similarly situated employees.

SERP. Under the terms of the Company’s SERP, an executive’s company account becomes fully vested on, among other events, the date of the executive’s retirement. For purposes of SERP, retirement is defined as separation from service with us on or after the first day of the calendar month coincident with or following the executive’s attainment of the age of 65.
Pursuant to their respective spin-off and severance agreements, Messrs. Canafax and Fees’s company account in the SERP becomes fully vested on, among other events, the date of their termination for good reason.
Restoration Plan.  For Messrs. Canafax and Fees, the spin-off and severance agreements provide that a participant’s Company matching account and Company service-based account become fully vested on, among other events, the date the participant terminates his employment for good reason.

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Equity Awards.  Except as discussed below, the equity awards for the Named Executives do not provide for accelerated vesting upon a voluntary termination of employment. Most awards, however, provide for accelerated vesting either on retirement or on becoming eligible for retirement. The Company’s Compensation Committee may also exercise its discretion to provide for accelerated vesting in the event of a Named Executive’s voluntary termination.
Generally, the terms of the Company’s stock and option award grants define retirement as a voluntary termination of employment after attaining age 65. Under this definition, Mr. Baker was the only Named Executive who was employed with us on December 31, 2016 and eligible for retirement.
The vesting associated with retirement varies by award type, as follows:

•
Stock Options: 25% of then-unvested options will become vested in the event a Named Executive retires during the second year of an award’s three-year vesting period, and 50% will become vested if the retirement occurs during the third year.

•
Eligible Restricted Stock Units: 25% of then-outstanding units will become vested when the Named Executive first becomes eligible for retirement during the second year of the three-year vesting period and 50% when the Named Executive first becomes eligible for retirement during the third year.

•
Eligible Performance Awards: 25% of the performance awards will remain eligible for vesting in the event an eligible Named Executive retires during the second year of an award’s three-year vest term. 50% of the performance awards will remain eligible for vesting in the event an eligible Named Executive retires during the third year of the award’s three-year vest term but before the third anniversary of the grant date. In such event, the number of performance awards that will vest at the end of the three-year vest term are determined by multiplying (1) the total number of performance shares that would have vested based on actual performance had the applicable Named Executive been employed at the end of the vest term by (2) the applicable percentage discussed above.

For Mr. Canafax, the spin-off and severance agreement generally provides that all outstanding and unvested equity awards granted to the participant prior to December 31, 2014 will become fully vested upon, among other events, their termination of employment for good reason, except that no such award that is subject to Internal Revenue Code Section 409A will be paid on a date earlier than is provided in the applicable award agreement to the extent necessary to avoid the imposition of tax penalties pursuant to Code Section 409A. Outstanding and unvested equity awards granted during 2015 and 2016 will vest in accordance with the terms of the applicable award agreement. For Mr. Fees, the spin-off and severance agreement generally does not provide vesting of outstanding and unvested equity awards granted to Mr. Fees. Mr. Fees' outstanding and unvested equity awards granted during 2016 will vest in accordance with the terms of the applicable award agreement.

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ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON TERMINATION DUE TO DEATH OR DISABILITY
The following table shows the value of payments and other benefits due to the Named Executives assuming the termination of their employment by reason of death or disability as of December 31, 2016.

	Mr. Baker	Mr. Black	Mr. Fees	Mr. Geveden	Mr. Canafax
Severance Payments(1)	$675,000	$390,000	$600,000	$525,000	$500,000
COBRA Payments(1)	$—	$13,811	$11,267	$9,779	$15,153
Outplacement Services(1)	$6,750	$6,750	$—	$6,750	$—
Financial Planning	$—	$—	$—	$12,000	$—
Restoration Plan	$—	$—	$—	$15,745	$—
Stock Options (unvested and accelerated)	$1,405,333	$443,461	$—	$—	$814,922
Restricted Stock Units (unvested and accelerated)	$2,579,309	$933,704	$565,963	$1,181,988	$1,715,913
Performance Stock Units (unvested and accelerated)	$1,231,653	$422,368	$821,075	$941,089	$608,720
Total	$5,898,045	$2,210,094	$1,998,305	$2,692,351	$3,654,708

(1)	These benefits would not be payable in the event of a Named Executive’s death.

Severance Payment.    The severance payments reported for each Named Executive represent lump-sum cash payments equal to 52 weeks base salary as in effect on the date of termination. Through the Executive Severance Plan, eligible employees are entitled to receive specified severance benefits, including the severance payment reported, in the event their employment is terminated due to a termination by the Company by reason of a Named Executive being unable to perform his duties due to their physical or mental illness or disability. The Executive Severance Plan generally provides for benefits in the event a Named Executive is terminated by the Company for reasons other than “cause.” “Cause” is defined to exclude instances where an eligible employee is unable to perform his duties by reason of his physical or mental illness or disability.

COBRA Payments.    Upon a termination by the Company for any reason other than cause under the Executive Severance Plan, each Named Executive would be entitled to a lump-sum payment equal to nine months of COBRA premiums for the medical, dental and/or vision benefits in effect for the Named Executive and his qualified beneficiaries as of the date of termination. The amounts reported were determined by multiplying the monthly cost of 2016 medical, dental and/or vision benefits for the Named Executive and his qualified beneficiaries by 102%, and then multiplying the product by nine. No amount would be payable to Mr. Baker for a December 31, 2016 termination because he did not elect medical, dental or vision benefits through the Company in 2016. The Executive Severance Plan also provides for extended availability of COBRA coverage from 18 to 24 months.

Outplacement Services.    Each Named Executive would be entitled to 12 months of employer-paid outplacement services under the Executive Severance Plan following his termination by the Company for reasons other than cause. The amounts reported represent the per-person cost the Company would incur to engage a third-party service provider for 12 months of executive outplacement services.

Restoration Plan.    Under the Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, the date of the executive’s death or disability.

Equity Awards.    Under the terms of the awards outstanding for each Named Executive as of December 31, 2016, all unvested stock awards become vested and all unvested option awards become vested and exercisable in the event the applicable Named Executive’s employment terminates by reason of his death or disability.

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COMPENSATION OF EXECUTIVE OFFICERS

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON CHANGE IN CONTROL
The following table shows the estimated value of payments and other benefits due the Named Executives assuming a change in control and termination as of December 31, 2016.

	Mr. Baker	Mr. Black	Mr. Fees	Geveden	Mr. Canafax
Severance Payments	$3,834,675	$1,248,000	$3,139,500	$1,890,000	$1,600,000
EICP	$—	$—	$—	$—	$—
Financial Planning	$—	$—	$—	$12,000	$—
Restoration Plan	$—	$—	$—	$15,745	$—
Benefits	$—	$54,159	$44,185	$38,350	$59,424
Stock Options (unvested and accelerated)	$1,405,333	$443,461		$—	$814,922
Restricted Stock Units (unvested and accelerated)	$2,579,309	$933,704	$565,963	$1,181,988	$1,715,913
Performance Stock Units (unvested and accelerated)	$1,231,653	$422,368	$821,075	$941,089	$608,720
Total	9,050,970	3,101,692	4,570,723	4,079,172	4,190,259

The Company has change-in-control agreements with various officers. The spin-off and severance agreements generally provide that in the event of a change in control (which generally means the same as it does under the Company’s change-in-control agreements), the Named Executive’s change-in-control agreement with the Company will control.
Generally, under the Company’s change-in-control agreements, if a Named Executive is terminated within two years (or 30 months in certain cases) following a change in control either (1) by the Company for any reason other than cause or death or disability; or (2) by the Named Executive for good reason, the Named Executive is entitled to receive:

•	accelerated vesting in the executive’s SERP and Restoration Plan account;

•	accelerated vesting in any outstanding equity awards;

•	a cash severance payment;

•	a prorated target EICP payment;

•	payment of the prior year’s EICP payment, if unpaid at termination; and

•	a cash payment for health benefits coverage.
In addition to these payments, the Named Executive would be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary and earned but unused vacation and reimbursements.
Under the Company’s change-in-control agreements, a “change in control” will be deemed to have occurred on the occurrence of any of the following:

•
Any person, other than an ERISA-regulated pension plan established by the Company or its affiliates makes an acquisition of outstanding voting stock and is, immediately thereafter, the beneficial owner of 30% or more of the then outstanding voting stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the incumbent directors; or any group is formed that is the beneficial owner of 30% or more of the outstanding voting stock (other than a group formation for the purpose of making an acquisition directly from the Company and approved (prior to such group formation) by a majority of the incumbent directors);

•	individuals who are incumbent directors cease for any reason to constitute a majority of the members of the board of directors;

•
consummation of a business combination unless, immediately following such business combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding voting stock immediately before such business combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such business combination in substantially the same relative proportions as their ownership, immediately before such business combination, of the outstanding voting stock, (2) if the business combination involves the issuance or payment by the Company of consideration to another entity or its stockholders, the total fair market value of such consideration

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plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such business combination by a majority of the incumbent directors) does not exceed 50% of the sum of the fair market value of the outstanding voting stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the incumbent directors), (3) no person (other than any corporation resulting from such business combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such business combination and (4) a majority of the members of the board of directors of the parent corporation resulting from such business combination were incumbent directors of the Company immediately before consummation of such business combination; or

•
consummation of a major asset disposition unless, immediately following such major asset disposition, (1) individuals and entities that were beneficial owners of the outstanding voting stock immediately before such major asset disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (2) a majority of the members of the board of directors (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were incumbent directors of the Company immediately before consummation of such major asset disposition.

Severance Payment.  The severance payment made to each Named Executive, with the exception of Messrs. Baker and Fees, in connection with a change in control is a cash payment equal to two times the sum of (1) the executive’s annual base salary prior to termination and (2) the same annual base salary multiplied by the executive’s target annual incentive compensation percentage for the year in which the termination occurs. The severance payment made to Messrs. Baker and Fees in connection with a change in control is a cash payment equal to two and 99/100 times the sum of (1) his annual base salary prior to termination and (2) the same annual base salary multiplied by his target EICP percentage for the year in which the termination occurs. Assuming a termination as of December 31, 2016, the severance payment under a change in control would have been calculated based on the following:

•	Mr. Baker: $675,000 base salary and $607,500 target annual incentive compensation (90% of his annual base salary);

•	Mr. Black: $390,000 base salary and $234,000 target annual incentive compensation (60% of his annual base salary);

•	Mr. Fees: $600,000 base salary and $450,000 target annual incentive compensation (75% of his annual base salary);

•	Mr. Geveden: $525,000 base salary and $420,000 target annual incentive compensation (80% of his annual base salary); and

•	Mr. Canafax: $500,000 base salary and $300,000 target annual incentive compensation (60% of his annual base salary).
EICP Payment.  Depending on the timing of the termination relative to the payment of an EICP award, the applicable executive could receive up to two EICP payments in connection with termination resulting from a change in control, as follows:

•
If an EICP award for the year prior to termination is paid to other EICP participants after the date of the executive’s termination, the executive would be entitled to receive the actual amount of the award determined under the EICP for such prior year (without the exercise of any downward discretion). The 2015 EICP awards were paid before December 31, 2016. As a result, no payment would have been due to the Named Executives in this respect.

•
The executive would be entitled to a prorated target EICP payment equal to the product of the Named Executive’s annual base salary and EICP target percentage, with the product prorated based on the number of days the Named Executive was employed during the year in which the termination occurs. Based on a December 31, 2016 termination, each Named Executive would have been entitled to an EICP payment equal to 100% of his 2016 target EICP, as in effect immediately prior to the date of termination.

Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following a change in control, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that

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COMPENSATION OF EXECUTIVE OFFICERS

would be required to be paid for each such Named Executive to receive such benefits. “Change of control” is not defined under the agreement.

Restoration Plan.  Under the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, the date a change in control occurs. Messrs. Baker, Black, Fees and Canafax were each 100% vested in their respective Company matching accounts and Company service-based accounts as of December 31, 2016. “Change in Control” has a substantially similar meaning under the Company’s Restoration Plan as it does under the Company’s change in control agreements, except that a participant in the Company’s Restoration Plan is excluded from accelerated vesting if the participant is part of a purchasing group that consummates a transaction that qualifies as a change of control under the Restoration Plan.
Benefits.  The amounts reported represent three times the full annual cost of coverage for medical, dental and vision benefits provided to the Named Executive and their covered dependents for the year ended December 31, 2016. No amount would be payable to Mr. Baker for a December 31, 2016 termination because he did not elect medical, dental or vision benefits through the Company in 2016.
Tax Reimbursements.  The agreements do not provide any tax reimbursement on the benefits. Instead, the agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to a Named Executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the Named Executive retaining a larger after-tax amount.
Equity Awards. Under the terms of the awards outstanding, all unvested stock and option awards would become vested on a change in control, regardless of whether there is a subsequent termination of employment. Under the Company’s 2010 LTIP, a “change in control” occurs under the same circumstances described above with respect to the Company’s change-in-control agreements. See “Equity Awards” under the “Estimated Value of Benefits to Be Received Upon Termination Due to Death or Disability” table above for more information regarding the amounts reported for stock option awards, which information is also applicable to the “Estimated Value of Benefits to Be Received Upon Change in Control” table above.

66 2017 PROXY STATEMENT

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the number of shares of our common stock beneficially owned as of March 9, 2017 (unless noted otherwise) by each director or nominee as a director, each Named Executive and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the vesting of restricted stock units or the exercise of stock options.

Name	Shares Beneficially Owned	Shares Deferred(1)
Jan A. Bertsch	7,379	7,496
P. Sandy Baker(2)	186,223	13,425
David S. Black(3)	84,806	0
James D. Canafax(4)	203,582	0
John A. Fees(5)	119,135	60,360
Rex D. Geveden	10,139	0
Robert W. Goldman(6)	35,380	0
Joseph G. Henry(7)	59,519	0
James M. Jaska(8)	2,362	0
Jason S. Kerr(9)	3,073	0
Kenneth J. Krieg(8)	2,367	8,662
Robb A. LeMasters	8,662	0
Richard W. Loving(10)	4,971	0
Adm. Richard W. Mies(11)	9,822	20,015
Robert L. Nardelli(8)	11,156	0
Barbara A. Niland(8)	2,362	0
Charles W. Pryor, Jr.(12)	8,593	0
All directors and executive officers as a group (17 persons)(13)	759,531	109,958

(1)
Amounts reported in the “Shares Deferred” column represent shares of common stock underlying vested restricted stock units that our directors or Named Executives have elected to defer under our LTIP, but which are not considered beneficially owned under applicable Securities and Exchange Commission rules, as well as accrued dividend equivalents paid in shares on deferred restricted stock units. See “Director Compensation – Stock Awards” and “Deferred Stock Under 2010 LTIP” under the “Non-Qualified Deferred Compensation” table for additional information on the deferral of stock awards.

(2)	Shares owned by Mr. Baker include 118,770 shares of common stock that he may acquire on the exercise of stock options and 4,961 shares of common stock held in our Thrift Plan as of March 1, 2017.

(3)	Shares owned by Mr. Black include 23,355 shares of common stock that he may acquire on the exercise of stock options and 2,775 shares of common stock held in our Thrift Plan as of March 1, 2017.

(4)	Shares owned by Mr. Canafax include 141,512 shares of common stock that he may acquire on the exercise of stock options and 2,970 shares of common stock held in our Thrift Plan as of March 1, 2017.

(5)
Shares owned by Mr. Fees include 9,512 shares of common stock underlying vested restricted stock units that he has elected to defer under our LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because Mr. Fees will acquire such shares immediately upon termination of service on the Board of Directors and 9,283 shares of common stock held in our Thrift Plan as of March 1, 2017.

(6)	Shares owned by Mr. Goldman include 2,632 shares of common stock that he may acquire on the exercise of stock options.

(7)	Shares held by Mr. Henry include 32,895 shares of common stock that he may acquire on the exercise of stock options and 895 shares of common stock held in our Thrift Plan as of March 1, 2017.

(8)
Shares owned by Messrs. Jaska, Krieg, LeMasters and Nardelli and Ms. Niland represent shares of common stock underlying vested restricted stock units and accrued dividend equivalents paid in shares that each of them has elected to defer under our 2010 LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because each of them will acquire their respective shares immediately upon termination of service on the Board of Directors.

(9)	Shares owned by Mr. Kerr include 285 shares of common stock held in our Thrift Plan as of March1, 2017.

(10)	Shares held by Mr. Loving represent 4,971 shares of common stock held in our Thrift Plan as of March 1, 2017.

(11)
Shares owned by Admiral Mies include 3,708 shares of common stock underlying vested restricted stock units that he has elected to defer under our 2010 LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because Admiral Mies will acquire such shares immediately upon termination of service on the Board of Directors.

(12)
Shares owned by Mr. Pryor include 3,686 shares of common stock underlying vested restricted stock units and accrued dividend equivalents paid in shares that he has elected to defer under our LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because Mr. Fees will acquire such shares immediately upon termination of service on the Board of Directors

(13)
Shares owned by all directors and executive officers as a group include 319,164 shares of common stock that may be acquired on the exercise of stock options, as described above, and 26,140 shares of common stock held in our Thrift Plan.

2017 PROXY STATEMENT 67

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Shares beneficially owned by each of our directors and officers individually in each case constituted less than one percent of the outstanding shares of common stock on March 9, 2017, as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. The aggregate shares beneficially owned by all of our directors and officers as a group constituted approximately 1% of the outstanding shares of common stock measured as of the same date and on the same basis.

68 2017 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19335	8,907,915	(2)	8.93%
Blue Harbour Group, LP 646 Steamboat Road Greenwich, CT 06830	5,287,927	(3)	5.30%

(1)	Percent is based on outstanding shares of our common stock on March 9, 2017.

(2)
As reported on Schedule 13G/A filed with the SEC on February 10, 2017. The Schedule 13G/A reports beneficial ownership of 8,907,915 shares of our common stock by The Vanguard Group, which has sole voting power over 61,620 shares, shared voting power over 10,563 shares, sole dispositive power over 8,845,099 shares and shared dispositive power over 62,816 shares. The Schedule 13G/A also reports Vanguard Fiduciary Trust Company as the beneficial owner of 52,253 shares and Vanguard Investments Australia, Ltd. as the beneficial owner of 19,930 shares. The Schedule 13G/A reports that both beneficial owners are wholly-owned subsidiaries of The Vanguard Group, Inc.

(3)
As reported on Schedule 13D/A filed with the SEC on March 7, 2017. The Schedule 13D/A reports beneficial ownership of 5,287,927 shares of our common stock by Blue Harbour Group, LP, over which shares it has shared voting and shared dispositive power. The Schedule 13D/A reports beneficial ownership of 5,287,927 shares of our common stock by Blue Harbour Holdings, LLC, Blue Harbour Group, LP and Clifton S. Robbins, which each have shared voting and dispositive power over 5,287,927 shares. Blue Harbour Group, L.P. is a party to a non-disclosure agreement with the Company dated June 1, 2015.

2017 PROXY STATEMENT 69

AUDIT AND FINANCE COMMITTEE REPORT

AUDIT AND FINANCE COMMITTEE REPORT
The following report of the Audit and Finance Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that BWXT specifically incorporates it by reference into such filing.
As described more fully in its charter, the purpose of the Audit and Finance Committee is to assist the Board in its oversight of BWXT’s financial reporting process, internal control system and audit functions. The Audit and Finance Committee also provides oversight of (i) BWXT’s compliance with legal and regulatory financial requirements; (ii) BWXT’s guidelines, policies and processes to assess and manage the Company’s exposure to risks in general, including financial risks; (iii) BWXT’s financial strategies and capital structure; and (iv) BWXT’s ethics and compliance program. Our principal responsibility is one of oversight. BWXT’s management is responsible for the preparation, presentation and integrity of its financial statements and Deloitte & Touche LLP (“Deloitte”), BWXT’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. Deloitte reports directly to the Audit and Finance Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.
In this context, we have reviewed and discussed BWXT’s audited consolidated financial statements for the year ended December 31, 2016 with BWXT’s management and Deloitte. This review included discussions with Deloitte regarding those matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. In addition, we received from Deloitte the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit and Finance Committee concerning independence and discussed with Deloitte their independence from BWXT’s and its management. We also considered whether the provision of non-audit services to BWXT’s is compatible with Deloitte’s independence.
We reviewed and discussed with management its assessment and report on the effectiveness of BWXT’s internal control over financial reporting as of December 31, 2016, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control — Integrated Framework.” We have also reviewed and discussed with Deloitte its review and report on BWXT’s internal control over financial reporting.
Based on these reviews and discussions and the reports of Deloitte, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in BWXT’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.
THE AUDIT AND FINANCE COMMITTEE
Jan A. Bertsch, Chair
Robb A. LeMasters
Robert L. Nardelli
Barbara A. Niland

70 2017 PROXY STATEMENT

AUDIT AND FINANCE COMMITTEE REPORT

2017 PROXY STATEMENT 71

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2017
Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2017. Although we are not required to seek stockholder approval of this appointment, we intend to seek stockholder approval of our registered public accounting firm annually. No determination has been made as to what action the Audit and Finance Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in our best interests. We expect that representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
For the year ended December 31, 2016, we paid Deloitte fees, including expenses and taxes, totaling $2,428,785, which are categorized below. For the year ended December 31, 2015, we paid Deloitte fees, including expenses and taxes, in the amounts reported in the 2015 column below.

	2016	2015(1)
Audit
The Audit fees for the years ended December 31, 2016 and December 31, 2015 were for professional services rendered for the audits of the combined and consolidated financial statements of BWXT, the audit of BWXT’s internal control over financial reporting, statutory and subsidiary audits, reviews of the quarterly combined and consolidated financial statements of BWXT and assistance with review of documents filed with the SEC.	$2,386,185	$2,340,904
Audit-Related
The Audit-Related fees for the year ended December 31, 2015 were for services related to compliance audits and financial statement reviews for the Company and certain subsidiaries.	$—	$198,288
Tax
The Tax fees for the years ended December 31, 2016 and December 31, 2015 were for professional services rendered for consultations on various U.S. federal, state and international tax compliance assistance, as well as consultation and advice on various foreign tax matters.	$40,000	$252,204
All Other
The fees for all other services for the years ended December 31, 2016 and December 31, 2015 were for an online research tool subscription service.	$2,600	$2,600
Total	$2,428,785	$2,793,996

(1)	Reflects final billings from Deloitte not available at the time mailing of the 2015 Proxy Statement commenced.

It is the policy of our Audit and Finance Committee to preapprove all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm.
Annually, the independent registered public accounting firm and the Vice President of Internal Audit present to the Audit and Finance Committee the anticipated services to be performed by the firm during the year. The Audit and Finance Committee reviews and, as it deems appropriate, pre-approves those services. The separate Audit, Audit-Related, Tax and All Other services and estimated fees are presented to the Audit and Finance Committee for consideration. The Audit and Finance Committee reviews on at least a quarterly basis the proposed services and fees for additional services that have occurred and are outside the scope of the services and fees initially pre-approved by the Audit and Finance Committee. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit and Finance Committee has pre-approved specific audit, audit-related, tax and other services and individual and aggregate fees for such services. The Audit and Finance

72 2017 PROXY STATEMENT

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Committee did not approve any audit, audit-related, tax or other services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act of 1934.

RECOMMENDATION AND VOTE REQUIRED
Our Board of Directors recommends that stockholders vote “FOR” the ratification of the decision of our Audit and Finance Committee to appoint Deloitte as our independent registered public accounting firm for the year ending December 31, 2017. The proxy holders will vote all proxies received for approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal.

2017 PROXY STATEMENT 73

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
 Pursuant to our Code of Business Conduct, all employees (including our Named Executives) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with us, supplies goods or services to us, or is our customer, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies and the Audit and Finance Committee of our Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. Our Board members are also responsible for complying with our Code of Business Conduct. Additionally, our Governance Committee is responsible for reviewing the professional occupations and associations of our Board members. Our Audit and Finance Committee also reviews transactions between us and other companies with which our Board members are affiliated. To obtain a copy of our Code of Business Conduct, please see the “Corporate Governance” section above in this proxy statement.
In July 2015, we entered into an indemnification agreement with each of our directors and executive officers in connection with the spin-off and have entered into substantially similar agreements with our directors and executive officers who have joined our Company or become executive officers since that time. Under the terms of the agreement, we agree to indemnify the indemnified person, to the fullest extent permitted by Delaware law, from claims and losses arising from their service to our company (other than certain claims brought by the indemnified party against us or any of our officers and directors). The agreement also provides each indemnified person with expense advancement to the extent the expenses arise from, or might reasonably be expected to arise from, an indemnifiable claim and contains additional terms meant to facilitate a determination of the indemnified person’s entitlement to such benefits.

2017 PROXY STATEMENT 74

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own 10% or more of our voting stock, to file reports of ownership and changes in ownership of our equity securities with the SEC and the NYSE. Directors, executive officers and 10% or more holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% or more beneficial owners were satisfied.

2017 PROXY STATEMENT 75

STOCKHOLDERS' PROPOSALS

STOCKHOLDERS’ PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2018 Annual Meeting must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 17, 2017. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

In addition, any stockholder who intends to submit a proposal for consideration at our 2018 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our bylaws, such notice must (1) be received at our principal executive offices no earlier than close of business on December 29, 2017 or later than January 28, 2018 and (2) satisfy specified requirements set forth in our bylaws. A copy of the pertinent bylaw provisions can be found on our Web site at www.bwxt.com at “Investors — Corporate Governance — Highlights.”

By Order of the Board of Directors,

JAMES D. CANAFAX
Corporate Secretary

Dated: March 17, 2017

76 2017 PROXY STATEMENT

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 27, 2017 (April 25, 2017 for participation in BWXT Thrift Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 27, 2017 (April 25, 2017 for participants in BWXT Thrift Plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

BWX TECHNOLOGIES, INC.
800 MAIN STREET, 4TH FLOOR
LYNCHBURG, VIRGINIA 24504

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E17679-P87304	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BWX TECHNOLOGIES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Vote on Directors
The Board of Directors recommends you vote FOR the nominees listed:	❑	❑	❑

1.				Election of Directors
Nominees:
01) Rex D. Geveden (Class I)
02) Robert L. Nardelli (Class I)
03) Barbara A. Niland (Class I)
04) Charles W. Pryor, Jr. (Class I)

Vote on Proposals
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.					For	Against	Abstain
2.				Advisory vote on compensation of our Named Executive Officers	❑	❑	❑
					1 Year	2 Years	3 Years
3.				Advisory vote on the frequency of the vote on the copensation of our Named Executive Officers	❑	❑	❑
					For	Against	Abstain
4.				Ratification of Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2017	❑	❑	❑
The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all nominees and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				❑
Please indicate if you plan to attend this meeting			❑	❑
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

BWX Technologies, Inc.
Annual Meeting of Stockholders
Friday, April 28, 2017 at 9:30 a.m.
Craddock Terry Hotel
Riverside Foyer
1312 Commerce Street
Lynchburg, Virginia 24504

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG PERFORATION, DETACH
AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

E17680-P87304

BWX TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
Friday, April 28, 2017
The undersigned stockholder(s) hereby appoint(s) Rex D. Geveden and James D. Canafax, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BWX Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Time on April 28, 2017 at the Craddock Terry Hotel, Riverside Foyer, 1312 Commerce Street, Lynchburg, Virginia 24504, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
ATTENTION PARTICIPANTS IN BWXT’S THRIFT PLAN: If you held shares of BWX Technologies, Inc. (“BWXT”) common stock through The Thrift Plan for Employees and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company (“Vanguard”), Trustee of the Thrift Plan. Your proxy must be received no later than 11:59 p.m. Eastern Time on April 25, 2017. Any shares of BWXT common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions for other participants in the Thrift Plan.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPED

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE